                                                                    Exhibit 4(d)
================================================================================

================================================================================


                         MATERIAL SCIENCES CORPORATION


                                NOTE AGREEMENT


                         Dated as of February 15, 1998


          $5,000,000 Principal Amount, dated as of February 15, 1998
                          6.49% Series A Senior Notes
                               Due May 31, 2003

          $56,500,000 Principal Amount, dated as of February 15, 1998
                          6.80% Series B Senior Notes
                                Due May 31, 2010


================================================================================
                          PPN Series A:  576674 A# 2
                          PPN Series B:  576674 B* 5
================================================================================

                               TABLE OF CONTENTS

                                                                                PAGE
(S)1. DESCRIPTION OF NOTES AND COMMITMENT.....................................   1

       1.1.  Description of Notes.............................................   1
             --------------------
       1.2.  Commitment; Closing Date.........................................   1
             ------------------------
       1.3.  Guaranty.........................................................   2
             --------

(S)2. PREPAYMENT OF NOTES.....................................................   2

       2.1.  Required Prepayments.............................................   2
             --------------------
       2.2.  Optional Prepayments.............................................   3
             --------------------
       2.3.  Notice of Prepayments............................................   3
             ---------------------
       2.4.  Surrender of Notes on Prepayment or Exchange.....................   3
             --------------------------------------------
       2.5.  Direct Payment and Deemed Date of Receipt........................   4
             -----------------------------------------
       2.6.  Allocation of Payments...........................................   4
             ----------------------
       2.7.  Payments Due on Saturdays, Sundays and Holidays..................   4
             -----------------------------------------------

(S)3. REPRESENTATIONS.........................................................   4

       3.1.  Representations of the Company...................................   4
             ------------------------------
       3.2.  Representations of the Purchaser.................................  11
             --------------------------------

(S)4. CLOSING CONDITIONS......................................................  13

       4.1.  Representations and Warranties...................................  13
             ------------------------------
       4.2.  Legal Opinions...................................................  13
             --------------
       4.3.  Events of Default................................................  13
             -----------------
       4.4.  Payment of Fees and Expenses.....................................  13
             ----------------------------
       4.5.  Legality of Investment...........................................  13
             ----------------------
       4.6.  Subsidiary Guaranty..............................................  14
             -------------------
       4.7.  Private Placement Number.........................................  14
             ------------------------
       4.8.  Sale of All Notes................................................  14
             -----------------
       4.9.  Proceedings and Documents........................................  14
             -------------------------

(S)5. INTERPRETATION OF AGREEMENT.............................................  14

       5.1.  Certain Terms Defined............................................  14
             ---------------------
       5.2.  Accounting Principles............................................  23
             ---------------------

      5.3.   Valuation Principles.............................................  24
             --------------------
      5.4.   Direct or Indirect Actions.......................................  24
             --------------------------

(S)6. AFFIRMATIVE COVENANTS...................................................  24

      6.1.   Corporate Existence..............................................  24
             -------------------
      6.2.   Insurance........................................................  24
             ---------
      6.3.   Taxes, Claims for Labor and Materials............................  24
             -------------------------------------
      6.4.   Maintenance of Properties........................................  25
             -------------------------
      6.5.   Maintenance of Records...........................................  25
             ----------------------
      6.6.   Financial Information and Reports................................  25
             ---------------------------------
      6.7.   Inspection of Properties and Records.............................  27
             ------------------------------------
      6.8.   ERISA............................................................  28
             -----
      6.9.   Compliance with Laws.............................................  28
             --------------------
      6.10.  Acquisition of Notes.............................................  29
             --------------------
      6.11.  Additional Subsidiary Guarantors.................................  29
             --------------------------------
      6.12.  Private Placement Number.........................................  29
             ------------------------

(S)7. NEGATIVE COVENANTS......................................................  29

      7.1.   Consolidated Adjusted Net Worth..................................  29
             -------------------------------
      7.2.   Consolidated Senior Debt.........................................  29
             ------------------------
      7.3.   Total Indebtedness...............................................  30
             ------------------
      7.4.   Subsidiary Debt..................................................  30
             ---------------
      7.5.   Fixed Charges Coverage Ratio.....................................  30
             ----------------------------
      7.6.   Liens............................................................  30
             -----
      7.7.   Merger or Consolidation..........................................  31
             -----------------------
      7.8.   Sale of Assets...................................................  32
             --------------
      7.9.   Disposition of Stock of Restricted Subsidiaries..................  32
             -----------------------------------------------
      7.10.  Designation of Unrestricted Subsidiaries.........................  33
             ----------------------------------------
      7.11.  No Impairment of Subsidiaries....................................  33
             -----------------------------
      7.12.  Transactions with Affiliates.....................................  33
             ----------------------------
      7.13.  Nature of Business...............................................  33
             ------------------

(S)8. EVENTS OF DEFAULT AND REMEDIES THEREFOR.................................  34

      8.1.  Nature of Events..................................................  34
             ----------------
      8.2.   Remedies on Default..............................................  35
             -------------------
      8.3.   Annulment of Acceleration of Notes...............................  36
             ----------------------------------
      8.4.   Other Remedies...................................................  36
             --------------
      8.5.   Conduct No Waiver; Collection Expenses...........................  36
             --------------------------------------
      8.6.   Remedies Cumulative..............................................  37
             -------------------
      8.7.   Notice of Default................................................  37
             -----------------

(S)9.  AMENDMENTS, WAIVERS AND CONSENTS.......................................  37

       9.1.  Matters Subject to Modification..................................  37
             -------------------------------
       9.2.  Solicitation of Holders of Notes.................................  37
             --------------------------------
       9.3.  Binding Effect...................................................  38
             --------------
       9.4.  Notes held by Company, etc.......................................  38
             --------------------------

(S)10. FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT........  38

       10.1. Form of Notes....................................................  38
             -------------
       10.2. Note Register....................................................  39
             -------------
       10.3. Issuance of New Notes upon Exchange or Transfer..................  39
             -----------------------------------------------
       10.4. Replacement of Notes.............................................  39
             --------------------

(S)11. MISCELLANEOUS..........................................................  39

       11.1. Expenses.........................................................  39
             --------
       11.2. Notices..........................................................  40
             -------
       11.3. Reproduction of Documents........................................  40
             -------------------------
       11.4. Successors and Assigns...........................................  40
             ----------------------
       11.5. Law Governing....................................................  40
             -------------
       11.6. Headings.........................................................  41
             --------
       11.7. Counterparts.....................................................  41
             ------------
       11.8. Reliance on and Survival of Provisions...........................  41
             --------------------------------------
       11.9. Integration and Severability.....................................  41
             ----------------------------
       11.10.Confidential Information.........................................  41
             ------------------------

                                  SCHEDULE I

Annex I     -  Subsidiaries
Annex II    -  Indebtedness
Annex III   -  Restricted Investments
Annex IV    -  Liens

Exhibit A-1 -  Form of Series A Senior Note
Exhibit A-2 -  Form of Series B Senior Note
Exhibit B   -  Subsidiary Guaranty
Exhibit C   -  Form of Legal Opinion of Purchaser's Counsel
Exhibit D   -  Form of Legal Opinion of Company's Counsel

                         MATERIAL SCIENCES CORPORATION

                                 NOTE AGREEMENT


                                                   Dated as of February 15, 1998


To Each of the Purchasers
Named in the Attached Schedule I

Ladies and Gentlemen:

     MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

(S)1.   DESCRIPTION OF NOTES AND COMMITMENT

       1.1.  Description of Notes. The Company has authorized the issuance and
             --------------------
sale of (a) $5,000,000 aggregate principal amount of its Series A Senior Notes to be dated February 27, 1998 (the "Series A Notes") and (b) $56,500,000 aggregate principal amount on its Series B Senior Notes to be dated February 27, 1998 (the "Series B Notes") (together, the Series A Notes and the Series B Notes shall be referred to herein as "the Notes"). Each of the Notes shall bear interest from its date of issuance (computed on the basis of a 360-day year comprised of twelve 30-day months), payable semi-annually on May 31 and November 30 of each year, commencing May 31, 1998, and at maturity. The Series A Notes shall bear interest at the rate of 6.49% per annum prior to maturity and shall bear interest on any overdue principal (including any overdue optional prepayment), and (to the extent legally enforceable) on any overdue Make-Whole Amount and on any overdue installment of interest at the rate of 8.49% per annum. The Series B Notes shall bear interest at the rate of 6.80% per annum prior to maturity and shall bear interest on any overdue principal (including any overdue optional or required prepayment), and (to the extent legally enforceable) on any overdue Make-Whole Amount and on any overdue installment of interest at the rate of 8.80% per annum. The Series A Notes shall be expressed to mature on May 31, 2003 and the Series B Notes shall be expressed to mature on May 31, 2010 and the Notes shall be substantially in the forms attached as Exhibits A-1 and A-2. The term "Notes" as used herein shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You and the other purchasers are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

     1.2.  Commitment; Closing Date.  Subject to the terms and conditions
           ------------------------
hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

   Delivery of and payment for the Notes shall be made at the offices of Gardner, Carton & Douglas, Quaker Tower, 321 North Clark Street, Suite 3400, Chicago, Illinois 60610, at 9:00 a.m., Chicago time, on February 27, 1998 (the "Closing Date") or such other times on such later dates as may be mutually agreed upon by the Company and the Purchasers then purchasing the Notes. The Notes shall be delivered to you in the form of one or more Notes in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the Closing Date shall be against payment of the purchase price thereof in Federal funds or other funds in U.S. dollars immediately available at Bank of America, Chicago, Illinois, ABA No. 071000039, for credit to the account of Material Sciences Corporation, Account No. 79-36206. If on the Closing Date the Company shall fail to tender the required Notes to any Purchaser, such Purchaser shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes. The funding and other obligations of the Purchasers under this Agreement shall be joint and not several.

     1.3.  Guaranty.  The Notes will be guaranteed by the Subsidiary Guarantors
           --------
pursuant to the Subsidiary Guaranty. The Subsidiary Guaranty shall be released upon the receipt by the Noteholders of evidence that guaranties from the Subsidiary Guarantors to the Company's bank lenders have been released; such evidence shall be accompanied by a written request by the Company that the Subsidiary Guaranty be promptly returned to the Company upon delivery of such evidence. Upon delivery of such evidence the Subsidiary Guaranty shall be deemed terminated and shall cease to be in full force and effect. The original Subsidiary Guaranty shall be promptly returned to the Company upon receipt of such evidence.

(S)2.  PREPAYMENT OF NOTES

     2.1.  Required Prepayments.
           --------------------

     (a) There shall be no required prepayments with respect to the Series A Notes.

     (b) With respect to the Series B Notes, in addition to payment of all outstanding principal of the Series B Notes at maturity and regardless of the amount of such Series B Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on May 31 in each year, commencing May 31, 2002 and ending May 31, 2009, inclusive, $6,277,777 of the principal amount of the Series B Notes or such lesser amount as would constitute payment in full on the Series B Notes, with the remaining principal payable at maturity on May 31, 2010. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. No premium (including any Make-Whole Amount) shall be payable in connection with any required prepayment.

     2.2.   Optional Prepayments.  (a) Upon notice as provided in Section 2.3(a)
            --------------------
and (b) or, in case of a prepayment made pursuant to Section 7.8, upon notice as provided in Section 2.3(c), the Company may prepay the Notes, in whole or in part, on any interest payment date, in an amount not less than $1,000,000, in integral multiples of $100,000 in excess thereof or such lesser amount as shall constitute payment in full of the Notes, at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus the Make-Whole Amount.


     (b) Any optional prepayment of less than all of the Notes outstanding pursuant to Section 2.2(a) shall be applied to reduce, on a pro rata basis, the required prepayments and payment at maturity required by Section 2.1.

     (c) Except as provided in Section 2.1, Section 7.8 or this Section 2.2, the Notes shall not be prepayable in whole or in part.

     2.3.   Notice of Prepayments.  (a) The Company shall give notice of any
            ---------------------
optional prepayment of the Notes pursuant to Section 2.2(a) to each holder of the Notes not less than 30 nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the Determination Date for calculating the Make-Whole Amount, (iv) a calculation of the estimated amount of the Make-Whole Amount showing in detail the method of calculation, and (v) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the actual Make-Whole Amount, shall become due and payable on the prepayment date.

     (b) The Company also shall give notice on the Determination Date to each holder of the Notes to be prepaid pursuant to Section 2.2(a), by telecopy, telegram or other same-day written communication, of the Make-Whole Amount applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount. Such calculations shall be subject to the concurrence of the holders of a majority in aggregate principal amount of the Notes to be prepaid.

     (c) In the event of a prepayment of Notes pursuant to Section 7.8, the notice provided by the Company pursuant to paragraphs (a) and (b) of this
Section 2.3 shall also provide, in bold face type, that any Noteholder may, within 15 days of receipt of notice of prepayment from the Company, direct the Company in writing not to prepay its Notes. Failure by a Noteholder to acknowledge such notice of prepayment shall constitute acceptance of the Company's prepayment of the Notes. Nothing contained in this Section 2.3(c) shall limit the Company's rights to optionally prepay the Notes pursuant to
Section 2.2 hereof.  With respect to any specified sale of assets pursuant to
Section 7.8, if the Noteholders refuse prepayment of the Notes pursuant to this paragraph (c), the Company shall be deemed to have satisfied its obligations with respect to clauses (1) and (2) of Section 7.8.

     2.4.  Surrender of Notes on Prepayment or Exchange.  Subject to Section
           --------------------------------------------
2.5, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 10.3 in exchange for a new Note or Notes equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company, at the Company's principal office, for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company following such prepayment for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

     2.5.  Direct Payment and Deemed Date of Receipt.  Notwithstanding any
           -----------------------------------------
other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available funds to such account as you have designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in
Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, and/or interest. You and any subsequent Institutional Holder of a Note to which this Section 2.5 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid and, upon written request of the Company, will provide a copy of such notations to the Company. You will notify the Company if you sell or otherwise transfer a Note. Any payment made pursuant to this Section 2.5 shall be deemed received on the payment date only if received before 11:00 A.M., Chicago time. Payments received after 11:00 A.M., Chicago time, shall be deemed received on the next succeeding Business Day.

     2.6.   Allocation of Payments.  In the case of a prepayment pursuant to
            ----------------------
Section 2.1 or 2.2(a), if less than the entire principal amount of all of the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be prepaid among the outstanding Notes in proportion to the unpaid principal amounts thereof.

     2.7.   Payments Due on Saturdays, Sundays and Holidays.  If any interest
            -----------------------------------------------
payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is not a Business Day, then such payment or exchange need not be made on such date but may be made on the next succeeding Business Day; provided that if such date is in connection with a payment or prepayment of principal, interest shall be paid to such succeeding Business Day.

(S)3.   REPRESENTATIONS

     3.1.   Representations of the Company.  As an inducement to, and as part of
            ------------------------------
the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to each Purchaser as of the Closing Date as follows:

     (a)  Corporate Organization and Authority.  The Company is a solvent
          ------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform this Agreement and to issue and sell the Notes as contemplated in this Agreement.

     (b)  Qualification to Do Business.  The Company is duly qualified or
          ----------------------------
licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (c)  Subsidiaries.  The Company has no Subsidiaries except those listed in
          ------------
the attached ANNEX I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Restricted Subsidiary is so designated on ANNEX I. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation or other organization in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and each Subsidiary have good and marketable title to all of the shares they purport to own of the capital stock of each Subsidiary, free and clear in each case of any Lien, except as otherwise disclosed in the attached ANNEX IV or in the Private Placement Memorandum, and all such shares have been duly issued and are fully paid and nonassessable.

     (d)  Financial Statements.  The consolidated balance sheets of the Company
          --------------------
and its Subsidiaries as of February 28 or 29, 1997, 1996 (as restated), 1995, 1994 and 1993, and the related consolidated statements of earnings, shareholders' equity and cash flows for the years ended on such dates, accompanied by the reports and unqualified opinions of Arthur Andersen LLP, independent public accountants, copies of which have heretofore been delivered to you, were prepared in conformity with GAAP consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position of the Company and its Subsidiaries on such dates and their consolidated results of operations and cash flows for the years then ended.

   The unaudited consolidated balance sheet of the Company and its Subsidiaries as of November 30, 1997 and the unaudited consolidated statements of earnings and the unaudited consolidated statements of cash flows for the nine months ended November 30, 1997 and 1996, copies of which have heretofore been delivered to you, were prepared in conformity with GAAP except for year end adjustments consistently applied throughout the periods involved and present fairly the consolidated financial position of the Company and its Subsidiaries on such date and their consolidated results of operations and cash flows for the periods ended on such dates.

     (e)  No Contingent Liabilities or Adverse Changes.  Except as disclosed in
          --------------------------------------------
the Private Placement Memorandum, neither the Company nor any of its Subsidiaries has any contingent liabilities which, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole, other than as indicated in the most recent audited financial statements described in Section 3.1(d), and, except as set forth in such financial statements, since February 28, 1997 there have been no adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, except changes occurring in the ordinary course of business, none of which, individually or in the aggregate, are material.

     (f)  No Pending Litigation or Proceedings.  Except as disclosed in the
          ------------------------------------
Private Placement Memorandum, there are no actions, suits or proceedings at law or in equity or before or by any Federal, state, municipal or other governmental or administrative instrumentality or other agency, domestic or foreign, pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which would be reasonably expected to result in a Material Adverse Effect.

     (g)  Compliance with Law.  (i) Neither the Company nor any Subsidiary is:
          -------------------
(x) in default with respect to any order, writ, injunction or decree of any court to which it is a party; or (y) in default in any respect under any law, rule, regulation, ordinance or order, relating to its or their respective businesses which default would reasonably be expected to have a Material Adverse Effect.

          (ii) None of the Company, any Subsidiary, or any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or is in material violation of any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

     (h)  ERISA.  (i) The Company and each ERISA Affiliate have operated and
          -----
administered each Plan in compliance in all material respects with all applicable laws. Neither the Company nor any ERISA Affiliate has incurred any material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate material.

          (ii) No single Plan is underfunded and the Plans in the aggregate are not underfunded. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

          (iv) Except as set forth in the Company's most recent audited financial statements described in Section 3.1(d), the expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries, is not material.

          (v) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this clause (v) is made in reliance upon and subject to the accuracy of your representation in Section 3.2(b) as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     (i)  Title to Properties.  Except as disclosed on the most recent audited
          -------------------
consolidated balance sheet described in Section 3.1(d), the Company and each Subsidiary have (i) good and sufficient title in fee simple or its equivalent under applicable law to all the real property owned by them and (ii) good and sufficient title to all of the other property reflected in such balance sheet or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens or defects in title except those permitted by Section 7.6.

     (j)  Leases. The Company and each Subsidiary enjoy peaceful and undisturbed
          ------
possession under all leases under which the Company or such Subsidiary is a lessee or is operating, except for leases the termination of which, individually or in the aggregate, would not have a Material Adverse Effect.

     (k)  Franchises, Patents, Trademarks and Other Rights. The Company and each
          ------------------------------------------------
Subsidiary have all franchises, permits, licenses and other authority necessary to carry on or used in their businesses as now being conducted, and none are in default under any of such franchises, permits, licenses or other authority except for franchises, permits, licenses or other authority, the lack or loss of which, or default under, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary own or possess or have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for, or used by them in, the present conduct of their businesses.

     (l)  Authorization.  This Agreement and the Notes have been duly authorized
          -------------
by all necessary corporate action on the part of the Company and the Agreement does, and the Notes when issued will, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of this Agreement and the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes, the execution and delivery of the Agreement and compliance by the Company with all of the provisions of this Agreement and the Notes (i) will not violate any provisions of any law, rule, regulation or ordinance or any order, judgment, decree or ruling of any court, arbitrator, governmental authority or agency applicable to the Company, and (ii) will not result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien on any property of the Company or any Subsidiary under the provisions of any charter document, by-law, loan agreement or other material agreement or material instrument to which the Company or any Subsidiary is a party or by which any of them or their property are bound. The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor, and constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty, (i) will not violate any provisions of any law, rule, regulation or ordinance or any order, judgment, decree or ruling of any court, arbitrator, governmental authority or agency applicable to the Subsidiary Guarantor and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of such Subsidiary Guarantor under the provisions of, any charter document, by-law, loan, agreement or any other material agreement or material instrument to which it is a party or by which it or its property may be bound or affected.

     (m)  No Defaults. No event has occurred and no condition exists which, upon
          -----------
the issuance of the Notes, would constitute a Default or an Event of Default under this Agreement. Neither the Company nor any Subsidiary is in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its property is bound.

     (n)  Governmental Consent.  None of (i) the nature of the Company or any of
          --------------------
its Subsidiaries, their respective businesses or properties, (ii) any relationship between the Company or any of its Subsidiaries and any other Person, or (iii) any circumstances relative to the offer, issuance, sale or delivery of the Notes or execution and delivery of this Agreement is such as to require a consent, approval or authorization of, withholding of objection on the part of, or filing of registration or qualification with, any governmental authority on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Subsidiary Guaranty, or the offer, issuance, sale or delivery of the Notes.

     (o)  Taxes.  All tax returns required to be filed by the Company or any
          -----
Subsidiary in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings that stay the collection thereof by the applicable governmental authority during the period of the contest and as to which adequate reserves are maintained in accordance with generally accepted accounting principles. The Federal income tax liability of the Company and its Subsidiaries for all taxable years up to and including the taxable year ended February 28, 1993 have been finally resolved and no material controversy in respect of additional taxes due since such date is pending or, to the Company's knowledge, threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years and for the current fiscal period.

     (p)  Status under Certain Statutes.  Neither the Company nor any Subsidiary
          -----------------------------
is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     (q)  Private Offering.  Neither the Company nor BancAmerica Robertson
          ----------------
Stephens, the only other Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company, has offered any of the Notes or any similar security of the Company for sale to, solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser, other than 55 institutional investors (excluding the Purchasers), including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its authorization will offer the Notes, or any part thereof or any similar security for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

     (r)  Effect of Other Instruments. Neither the Company nor any Subsidiary is
          ---------------------------
bound by any agreement or instrument or subject to any charter which in any way restricts any Subsidiary's ability to pay dividends or make advances to the Company

     (s)  Use of Proceeds. The Company will apply the net proceeds from the sale
          ---------------
of the Notes to refinance existing Indebtedness. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). None of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T or X.

     (t)  Condition of Property.  All of the facilities of the Company and its
          ---------------------
Subsidiaries are in sound operating condition and repair, except for facilities being repaired in the ordinary course of business or facilities which, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

     (u)  Books and Records. The Company and each Subsidiary (i) maintain books,
          -----------------
records and accounts in reasonable detail which accurately and fairly reflect their respective transactions and business affairs in all material respects, and
(ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with GAAP.

     (v)  Environmental Compliance. Except as disclosed in the Private Placement
          ------------------------
Memorandum, (i) the Company and each Subsidiary (including their operations and the conditions at or in their Facilities) are in compliance with all Environmental Laws except for violations which, individually or in the aggregate, would reasonably be expected not to have a Material Adverse Effect;
(ii) the Company and each Subsidiary have obtained all permits under Environmental Laws necessary to their respective operations, all such permits are in full force and effect; and the Company and each Subsidiary are in compliance with all material terms and conditions of such permits except for such permits, individually or in the aggregate, the lack of which or noncompliance with which would reasonably be expected not to have a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries has any material liability (contingent or otherwise) or knowledge of any Environmental Claim against the Company, any Subsidiary or any of their Facilities in connection with any Release of any Hazardous Material or the existence of any Hazardous Material on, under or about any Facility that could give rise to an Environmental Claim or proceedings that would reasonably be expected to have a Material Adverse Effect.

     (w)  Indebtedness.  ANNEX II sets forth a list of all outstanding
          ------------
Indebtedness of the Company and its Subsidiaries as of the date of January 31, 1998, since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities thereof. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Except as disclosed in ANNEX II, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.6.

     (x)  Full Disclosure.  None of the Private Placement Memorandum, the
          ---------------
financial statements referred to in Section 3.1(d), the Company's Annual Report on Form 10-K for the year ended February 28, 1997, its Quarterly Report on Form 10-Q for the period ended November 30, 1997, its Annual Reports to Shareholders for the years ended February 28 or 29, 1993, 1994, 1995, 1996 and 1997, this Agreement, any other written statement or document furnished by or on behalf of the Company to you in connection with the negotiation of the sale of the Notes and the execution and delivery of the Agreement, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. The financial projections contained in the Private Placement Memorandum are forward-looking statements based on estimates and assumptions that are inherently uncertain and, though considered reasonable by the Company, are subject to significant business and economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. There is no fact known, or which with reasonable diligence would be known by any Responsible Officer of the Company that the Company has not disclosed to you and that has a Material Adverse Effect or, so far as the Company can now reasonably foresee, will have, individually or in the aggregate, a Material Adverse Effect.

     3.2.   Representations of the Purchaser.  (a) You represent, and in
            --------------------------------
entering into this Agreement the Company understands, that you are acquiring the Notes for your own account and not with a view to any distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes, it being understood, however, that the disposition of your property shall at all times be and remain within your control; subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act or any state securities laws and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and all applicable state securities laws are complied with. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act or any other securities laws.

          (b) You further represent that, as of the date of this Agreement, at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

               (i) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account;

               (ii) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

               (iii) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of
     Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity
                                                               -
     of such QPAM and (ii) the names of all employee benefit plans whose assets
                       --
     are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii);

               (iv)   the Source is a governmental plan;

               (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (b)(v);

               (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

               (vii) if you are an insurance company and the Source includes assets of your general account, such acquisition would be exempt under PTE 95-60 (issued July 12, 1995).

As used in this Section 3.2(b), the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          (c) You represent that you are an accredited investor within the meaning of Regulation D under the Securities Act.

          (d) You represent that you (i) have received the Private Placement Memorandum, (ii) have had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company, (iii) have had the opportunity to review the Company's operations and facilities and (iv) have also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(S)4.     CLOSING CONDITIONS

   Your respective obligations to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

     4.1.      Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement, in the certificates delivered pursuant to this Section 4 or otherwise made in connection herewith shall be true and correct in all material respects on or as of the Closing Date and the Company shall have delivered to the Purchasers on the Closing Date a certificate to such effect, dated as of the Closing Date and executed by the president, the chief financial officer or the chief accounting officer of the Company.

     4.2.      Legal Opinions.  Each Purchaser shall have received from Gardner,
               --------------
Carton & Douglas, who is acting as your special counsel in this transaction, and from Kirkland & Ellis, counsel to the Company, their opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to you and substantially in the forms set forth or provided in the attached Exhibits C and D, respectively.

     4.3.  Events of Default.  No event shall have occurred and be continuing as
           -----------------
of the Closing Date which would constitute a Default or an Event of Default, and the Company shall have delivered to you a certificate to such effect, dated as of the Closing Date and executed by the president, the chief financial officer or the chief accounting officer of the Company.

     4.4.  Payment of Fees and Expenses.  The Company shall have paid all
           ----------------------------
reasonable and documented fees, expenses, costs and charges, including the reasonable fees and expenses of Gardner, Carton & Douglas, your special counsel, incurred by you through the Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

     4.5.  Legality of Investment.  Your acquisition of the Notes shall
           ----------------------
constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restrictions as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine such purchase is permitted.

     4.6.  Subsidiary Guaranty.  The Subsidiary Guarantors shall have executed
           -------------------
and delivered the Subsidiary Guaranty.

     4.7.  Private Placement Number.  A private placement number with respect to
           ------------------------
the Notes shall have been issued by S&P.

     4.8.  Sale of All Notes.  Contemporaneously with the Closing, the Company
           -----------------
shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by them as specified in Schedule I.

     4.9.  Proceedings and Documents.  All corporate proceedings taken in
           -------------------------
connection with the transactions contemplated by this Agreement and all documents necessary to the consummation of such transactions shall be reasonably satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

(S)5.  INTERPRETATION OF AGREEMENT

     5.1.  Certain Terms Defined.  The terms hereinafter set forth when used in
           ---------------------
this Agreement shall have the following meanings:

  Affiliate - Any Person (other than a Restricted Subsidiary) (i) who is a
  ---------
director or executive officer of the Company or any Subsidiary, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (iii) which beneficially owns or holds securities representing 10% or more of the combined voting power of the Voting Stock of the Company or any Subsidiary, or (iv) of which securities representing 10% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 10% or more of its equity) is beneficially owned or held by the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

  Agreement - As defined in Section 1.1.
  ---------

  Business Day - Any day, other than Saturday, Sunday or a legal holiday or any
  ------------
other day on which banking institutions in Chicago, Illinois generally are authorized by law to close.

  Capitalized Lease - Any lease the obligation for Rentals with respect to
  -----------------
which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

  Capitalized Lease Obligation - Any amounts required to be capitalized under
  ----------------------------
any Capitalized Lease.

  Capitalized Rentals - As of the date of any determination thereof, the amount
  -------------------
at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balanced sheet of such Person.

  Closing Date - As defined in Section 1.2.
  ------------

  Code - The Internal Revenue Code of 1986, as amended.
  ----

  Consolidated Adjusted Net Income - Without duplication, consolidated net
  --------------------------------
income and net losses of the Company and its Restricted Subsidiaries, as defined according to GAAP, after excluding the sum of (i) any net loss or any undistributed net income of any Subsidiary in which the Company has an ownership interest other than a Restricted Subsidiary; (ii) any net loss or any undistributed net income of any Subsidiary prior to the date it became a Restricted Subsidiary; (iii) any gain or net loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business; (iv) extraordinary gains or losses; (v) gains resulting from the write-up of assets; (vi) any earnings of any Subsidiary unavailable for payment to the Company; (vii) proceeds of any insurance policy (other than business interruption and similar coverage); and (viii) reversal of any contingency reserves (excluding reserves established in the normal course of business, such as allowances for uncollectible accounts receivable and warranty reserves) not created during any applicable period.

  Consolidated Adjusted Net Income Available for Fixed Charges - With respect to
  ------------------------------------------------------------
the Company and its Restricted Subsidiaries, the sum of (i) Consolidated Adjusted Net Income, (ii) income tax expense, as defined according to GAAP,
(iii) depreciation and amortization expense, as defined according to GAAP and
(iv) Fixed Charges.

  Consolidated Adjusted Net Worth - Without duplication, the consolidated
  -------------------------------
shareowners' equity of the Company and its Restricted Subsidiaries determined in accordance with GAAP, less Restricted Investments in excess of 10% of
                      ----
consolidated shareowners' equity as so determined.

  Consolidated Adjusted Total Capitalization - Without duplication, on a
  ------------------------------------------
consolidated basis for the Company and its Restricted Subsidiaries (i) the sum of (a) total shareowners' equity determined in accordance with GAAP (including common stock, additional paid-in capital, retained earnings after deducting treasury stock and cumulative foreign currency translation adjustments), (b) Consolidated Senior Debt, and (c) Subordinated Debt, less (ii) Restricted
                                                     ----
Investments in excess of 10% of consolidated shareholders' equity as so determined.

  Consolidated Senior Debt - All Indebtedness of the Company and its
  ------------------------
Subsidiaries on a consolidated basis other than Subordinated Debt.

  Consolidated Total Assets - The total assets of the Company and its Restricted
  -------------------------
Subsidiaries determined on a consolidated basis in accordance with GAAP.

Default - Any event which, with the lapse of time or the giving of notice, or
-------
both, would become an Event of Default.

  Determination Date - One Business Day before the date fixed for a prepayment
  ------------------
pursuant to Section 2.2(a) or Section 7.8 or the date of declaration pursuant to
Section 8.2.

  Environmental Claim - Any notice of violation, claim, demand, abatement order
  -------------------
or other order by any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to any Facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statute, rule, regulation, ordinance, order, permit, license or authorization of or from any governmental authority, agency or court relating to environmental matters pertaining to the Facilities.

  Environmental Laws - All laws relating to pollution or protection of the
  ------------------
environment, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
(S) 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801
         -- ---
et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et
-- ----                                                                  --
seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the
---                                                                -- ---
Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15
                                  -- ---
U.S.C. (S) 2601 et seq.), the Emergency Planning and Community Right-to-Know Act
                -- ---
(42 U.S.C. (S) 11001 et seq.), and (ii) environmental protection, including the
                     -- ---
National Environmental Policy Act (42 U.S.C. (S) 4321 et seq.), and comparable
                                                      -- ---
state laws, each as amended or supplemented, and any similar or analogous local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of any applicable Closing Date.

  ERISA - The Employee Retirement Income Act of 1974, as amended from time to
  -----
time and any successor statute.

  ERISA Affiliate - The Company and (i) any corporation that is a member of a
  ---------------
controlled group of corporations within the meaning of Section 414(b) of the Code of which the Company is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Company is a member, and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

  Event of Default - As defined in Section 8.1.
  ----------------

  Exchange Act - The Securities Exchange Act of 1934, as amended.
  ------------

  Facility - Any and all real property (including all buildings, fixtures or
  --------
other improvements located thereon) now or heretofore or hereafter owned, leased, operated or used (under permit or otherwise) by the Company or any of its Subsidiaries.

  Fixed Charges - For any period means on a consolidated basis, without
  -------------
duplication, the sum of (a) all Rentals payable under Long-Term Leases during such period by the Company and its Restricted Subsidiaries, and (b) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Company and its Restricted Subsidiaries.

  GAAP - Generally accepted accounting principles in effect from time to time in
  ----
the United States.

  Guaranties - All obligations (other than endorsements in the ordinary course
  ----------
of business of negotiable instruments for deposit or collection) of a Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other financial obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or financial obligation, (y) to maintain working capital or other balance sheet condition, or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or financial obligation;
(iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or financial obligation against loss in respect thereof; or (iv) otherwise to assure the owner of the Indebtedness or financial obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness but only to the extent to which such Indebtedness has been guaranteed.

  Hazardous Materials - (i) Any chemical, material or substance defined as or
  -------------------
included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant that (x) poses a hazard to any property of the Company or any of its Subsidiaries or to Persons on or about such property or (y) causes such property to be in violation of any Environmental Law; (iii) any friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid with levels of polychlorinated biphenyls in excess of fifty parts per million; and
(iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated pursuant to Environmental Laws.

  Indebtedness - Without duplication, on a consolidated basis for the Company
  ------------
and its Restricted Subsidiaries, (i) obligations for borrowed money, including, without limitation, (a) bonds and notes and (b) obligations for borrowed money which are non-recourse to the credit of such Person but which are secured by any asset of such Person, (ii) obligations for deferred purchase price of any property or service, except accounts payable arising in the ordinary course of business, (iii) the face amount of all letters of credit issued and all drafts thereunder, other than undrawn amounts under letters of credit used in the ordinary course of business, (iv) Capitalized Lease Obligations, (v) Indebtedness secured by Liens on property, and (vi) Guaranties.

  Institutional Holder - Any bank, trust company, insurance company, pension
  --------------------
fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

  Investment Grade - (a) For short-term Indebtedness, a rating of "A-2" or
  ----------------
better by S&P or "P-2" or better by Moody's, or (b) for long-term Indebtedness, a rating of "BBB-" or better by S&P or "Baa3" or better by Moody's.

  Interest Charges - Of any Person with respect to any Indebtedness thereof
  ----------------
(including, without limitation, Capitalized Rentals) for any period means all interest charges and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities) for which such calculations are being made.

  Investments - All investments made, in cash or by delivery of property,
  -----------
directly or indirectly, by any Person, in any other Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include investments in property to be used or consumed in the ordinary course of business.

  Lien - Any mortgage, pledge, security interest, encumbrance, lien or charge of
  ----
any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, including a Capitalized Lease.

  Long-Term Lease - Any lease of real or personal property (other than a
  ---------------
Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

  Make-Whole Amount - As of any Determination Date, to the extent that the
  -----------------
Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the present value of the principal and interest payments to be foregone by any prepayment (exclusive of accrued interest on such Notes through the date of prepayment) on such Notes (taking into account the manner of application of such prepayment required by Section 2.2(b)), determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months), such payments at a rate that is equal to the Reinvestment Yield, over (b) the aggregate principal amount of such Notes then to be prepaid or paid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of such Notes, the Make-Whole Amount shall be zero.

  Material Adverse Effect -  A material adverse effect on (i) the business,
  -----------------------
properties, operations or condition, financial or otherwise, of the Company and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or the Notes, (iii) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (iv) the validity or enforceability of this Agreement or the Notes.

  Material Subsidiary - Any Restricted Subsidiary which either individually or
  -------------------
in the aggregate (i) accounts for more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries, determined in accordance with GAAP or
(ii) accounts for more than 5% of the consolidated gross revenue of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

  Moody's - Moody's Investor Services, Inc.
  -------

  Multiemployer Plan - As defined in Section 3.1(h).
  ------------------

  1997 Senior Lenders - The holders of the Company's Series A and Series B Notes
  -------------------
due May 31, 2007.

  Noteholder - Any holder of a Note.
  ----------

  Notes - As defined in Section 1.1.
  -----

  Partnership - Walbridge Coatings Partnership, a general partnership organized
  -----------
under the laws of Illinois.

  PBGC - The Pension Benefit Guaranty Corporation or any successor thereto.
  ----

  Permitted Guaranties - (i) Guaranties of the Notes, (ii) Guaranties of the
  --------------------
Company's Series A Notes and Series B Notes due May 31, 2007, (iii) Guaranties in favor of the Company's bank lenders and (iv) Guaranties of other Indebtedness with respect to which the Company is the primary obligor, provided that, with respect to clauses (iii) and (iv), the requirements of Section 6.11 are met.

  Person - Any individual, corporation, partnership, joint venture, association,
  ------
joint-stock company, trust, unincorporated organization or government, or any governmental authority, agency or political subdivision.

  Plan - Any employee pension benefit plan, as defined in Section 3(2) of ERISA,
  ----
that has been established by, or contributed to, or is maintained by the Company or any ERISA Affiliate.

  Private Placement Memorandum - The Private Placement Memorandum of the Company
  ----------------------------
dated January 1998 including all exhibits and attachments thereto.

  Purchaser - As defined in Section 1.1.
  ---------

  Qualified Public Offering - An underwritten public offering (or series of
  -------------------------
offerings) of capital stock of the Company after the date hereof in which the Company shall receive (or in the aggregate receive) net cash proceeds equaling not less than $20,000,000, and after giving effect thereto (including the application of proceeds therefrom) (i) the ratio of Consolidated Senior Debt to Consolidated Adjusted Total Capitalization shall not exceed 55% and (ii) the ratio of Total Indebtedness to Consolidated Adjusted Total Capitalization shall not exceed 60%.

  Reinvestment Yield - The sum of (i) 0.50% plus (ii) the per annum yield
  ------------------
reported, as of 10:00 A.M. (New York City time) on the Determination Date, on the Cantor-Fitzgerald Brokerage Screen available on the Bloomberg and Knight Ridder Information System (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities having a final maturity equal to the Weighted Average Life to Maturity of the Notes then being prepaid or paid as of the date of prepayment or payment, rounded to the nearest month, or if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" (the "statistical release") for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of such prepayment or payment rounded to the nearest month. For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used. In the event the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the holders of at least 51% in aggregate principal amount of the Notes, for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Notes as of the date of prepayment or payment, as the case may be, rounded to the nearest month shall be used. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month).

  Release - Any release, spill, emission, leaking, pumping, pouring, emptying,
  -------
dumping, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including the abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Material), or into or out of any Facility, including the movement of any released Hazardous Material through the air, soil, surface water, groundwater or property.

  Rentals - As of the date of any determination thereof, all fixed payments
  -------
(including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

  Responsible Officer - (i) The chief executive officer, chief operating
  -------------------
officer, chief financial officer and any senior vice president of the Company and (ii) any officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

  Restricted Investments - All Investments of the Company or any Restricted
  ----------------------
Subsidiary except:

          (i) property of the Company or any Restricted Subsidiary to be used in the ordinary course of business;

          (ii) assets arising from the sale of goods and services in the ordinary course of business;

          (iii) loans or capital contributions to the Partnership in an aggregate amount not to exceed $5,000,000 in any fiscal year;

          (iv) Investments in, and advances to, Restricted Subsidiaries, or Investments in any corporation, which after giving effect to such Investment, becomes a Restricted Subsidiary (in each case whether by contributions to capital, loans, advances, or guarantees);

          (v) advances made in the ordinary course of business to officers and employees (not to exceed, in the aggregate, $1,000,000), and to subcontractors or suppliers;

          (vi) shares of stock or other securities received in settlement for claims arising in the ordinary course of business;

          (vii) Investments in obligations issued by or fully guaranteed by the United States of America or an agency thereof maturing within three years after the date of issuance;

          (viii) Investments in tax-exempt obligations maturing within one year from the date of issuance, which are rated within one of the top two rating classifications by at least one nationally recognized rating agency;

          (ix) Investments in commercial paper, maturing within 270 days from the date of issuance which is rated no lower than Investment Grade;

          (x) participations in short-term notes maturing within 180 days from the date of issuance issued by corporations or other entities which are rated no lower than Investment Grade;

          (xi) certificates of deposit or banker's acceptances issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term debt is rated in one of the top two rating classifications by at least one nationally recognized rating agency;

          (xii) Investments in money market instrument programs which are classified as current assets in accordance with GAAP; and

          (xiii) other Investments existing as of the date of this Agreement and listed in the attached ANNEX III, including the Guaranty dated January 31, 1997 of the Indebtedness of the Partnership by MSC Pre Finish Metals Inc. and the Company.

  Restricted Subsidiary - Any Subsidiary (i) of which at least a majority of the
  ---------------------
Voting Stock is owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, (ii) which is organized under the laws of the United States and which maintains substantially all of its assets and conducts substantially all of its business within the United States, Canada, Western Europe, or Mexico, and
(iii) which the Company then designates as a "Restricted Subsidiary" by notice in writing given to the holders of the Notes, provided that the designation of a Subsidiary as "Unrestricted" or "Restricted" shall not be changed more than twice and shall be made pursuant to Section 7.10.

  S&P - Standard & Poor's Rating Group.
  ---

  Securities Act - The Securities Act of 1933, as amended.
  --------------

  Subordinated Debt - The sum of (a) the subordinated convertible notes dated
  -----------------
September 7, 1995 issued by the Company in partial consideration for the purchase of Solar Gard International, Inc., (b) the subordinated convertible notes dated May 31, 1996 issued by the Company in partial consideration for the purchase of Sun-Protective International Corporation, and (c) obligations of the Company or its Restricted Subsidiaries outstanding at any time which are subordinated in right of payment or security to all Consolidated Senior Debt.

  Subsidiary - Any corporation of which at least a majority of the outstanding
  ----------
voting securities are owned or controlled by the Company.

  Subsidiary Guarantors - MSC Pinole Point Steel Inc., MSC Pre Finish Metals
  ---------------------
Inc., MSC Pre Finish Metals (EGV) Inc., MSC Pre Finish Metals (MV) Inc., MSC Pre Finish Metals (MT) Inc., MSC Pre Finish Metals (PP) Inc., MSC Laminates and Composites Inc., MSC Laminates and

Composites (EGV) Inc., MSC Walbridge Coatings Inc., MSC Specialty Films Inc., Solar-Gard International, Inc. and any other Person which hereafter executes and delivers to the holders of the Notes pursuant to Section 6.11 hereof or otherwise a counterpart signature page to the Subsidiary Guaranty.

  Subsidiary Guaranty - The Subsidiary Guaranty in substantially the form of the
  -------------------
attached Exhibit B, as amended from time to time.

  Total Indebtedness - Total Indebtedness of the Company and its Restricted
  ------------------
Subsidiaries, determined on a consolidated basis in accordance with GAAP.

  Unrestricted Subsidiary - Any Subsidiary which is not then designated as a
  -----------------------
Restricted Subsidiary, including any Subsidiary hereafter designated an Unrestricted Subsidiary by the Company pursuant to Section 7.10.

  Voting Stock - Capital stock of any class of a corporation having power under
  ------------
ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

  Weighted Average Life to Maturity - As applied to any prepayment of principal
  ---------------------------------
of the Notes, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid, into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required principal payment, including payment at final maturity, foregone by virtue of such prepayment of the Notes, by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such payment.

  Wholly-Owned - When applied to a Subsidiary or a Restricted Subsidiary, any
  ------------
Subsidiary or Restricted Subsidiary 100% of the Voting Stock of which is owned by the Company and/or its Wholly-Owned Subsidiaries, other than directors' qualifying shares.

  Terms which are not defined in this Section and are defined in other Sections of this Agreement shall have the meanings specified therein.

     5.2.  Accounting Principles.  Where the character or amount of any asset or
           ---------------------
liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement.

     5.3.  Valuation Principles.  Except where indicated expressly to the
           --------------------
contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with GAAP should have been recorded, in the books of account of such Person, as reduced by any reserves which have been or, in accordance with GAAP should have been, set aside with respect thereto, but in every case (whether or not permitted in accordance with GAAP) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income) relating thereto which was made after the date of this Agreement.

     5.4.  Direct or Indirect Actions.  Where any provision in this Agreement
           --------------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

(S)6.  AFFIRMATIVE COVENANTS

  The Company agrees that, for so long as any amount remains unpaid on any Note:

     6.1.  Corporate Existence.  The Company will maintain and preserve, and
           -------------------
will cause each Restricted Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 7.7, Section 7.8 or Section 7.9 or the termination of the corporate existence of any Restricted Subsidiary if, in the opinion of the Board of Directors of the Company, such termination is in the best interests of the Company, is not disadvantageous to holders of the Notes and is not otherwise prohibited by this Agreement.

     6.2.  Insurance.  The Company will, and will cause each Restricted
           ---------
Subsidiary to, maintain insurance coverage with financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are required by law or sound business practice and are customary for corporations of the Company's size engaged in the same or similar businesses and owning and operating similar properties as the Company and its Restricted Subsidiaries.

     6.3.  Taxes, Claims for Labor and Materials.  The Company will pay and
           -------------------------------------
discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties other than application of interest or revocation of discount attach thereto, and all lawful claims which, if unpaid, could reasonably be expected to become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, (i) the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with GAAP or (ii) the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     6.4.  Maintenance of Properties.  The Company will maintain, preserve and
           -------------------------
keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) essential to its business in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals, improvements and additions excluding property which is obsolete or no longer necessary for the operation of the Company and its Restricted Subsidiaries.

     6.5.  Maintenance of Records.  The Company will keep, and will cause each
           ----------------------
Restricted Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants), and the Company will, and will cause each Restricted Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

     6.6.  Financial Information and Reports.  The Company will furnish to you
           ---------------------------------
and to any other Institutional Holder, in each case, then holding a Note, (in duplicate if you or such other holder so request) the following:

     (a) As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of earnings and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period (with respect to earnings only) and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants) and certified by the chief financial officer or chief accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly in all material respects the financial condition of the Company and its Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.6(a);

     (b) As soon as available and in any event within 90 days after the last day of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report unqualified as to scope of audit and unqualified as to going concern as to the consolidated balance sheet and the related consolidated statements of earnings, shareholders' equity and cash flows by Arthur Andersen LLP, or any other firm of independent public accountants of recognized national standing selected by the Company, to the effect that such financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's report described in this Section 6.6(b), shall be deemed to satisfy the requirements of this Section 6.6(b);

     (c) In the event that one or more Unrestricted Subsidiaries shall own more than 10% of the consolidated assets of the Company and its Subsidiaries or shall account for more than 10% of the consolidated gross revenue of the Company and its Subsidiaries, determined in accordance with GAAP, then the financial statements and information delivered pursuant to (a) and (b) of this Section 6.6 shall be accompanied by unaudited financial statements for all Unrestricted Subsidiaries of the Company taken as a group, together with consolidating statements reflecting eliminations or adjustments required to reconcile such group statements to the consolidated financial statements of the Company and its Subsidiaries.

     (d) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer or chief accounting officer of the Company, (i) to the effect that such officer has reexamined the terms and provisions of this Agreement and that no Default or Event of Default is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if such officer is aware of any Default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through 7.13 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1 through 7.5 and, if applicable, Sections 7.6 through 7.10 for the period covered by the financial reports then being furnished and as of the end of such periods;

     (e) Promptly after any Responsible Officer of the Company obtains knowledge thereof, notice of any litigation or any governmental proceeding pending against the Company or any Subsidiary which, individually or in the aggregate, or which might reasonably be expected to result in a Material Adverse Effect;

     (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders; within 5 days after the effective date thereof, copies of each registration statement (without exhibits, except as expressly requested and excluding registration statements on Form S-8) and periodic report which the Company may file with the Securities and Exchange Commission, and any similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, within 15 days after filing, copies of each report

(other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any material proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes or prospective purchaser of the Notes may reasonably request;

     (g) Promptly following any change in the composition of the Company's Restricted Subsidiaries and annually following any change in the composition of the Company's other Subsidiaries from that set forth in ANNEX I, as theretofore updated pursuant to this paragraph, an updated list setting forth the information specified in ANNEX I; and

     (h) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Restricted Subsidiaries.

     6.7.  Inspection of Properties and Records.  The Company will allow, and
           ------------------------------------
will cause each Restricted Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its present and former public accountants (and by this provision the Company authorizes, at the time any Default or Event of Default has occurred and is continuing, such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts all at such reasonable times, upon reasonable notice and as often as you or such Institutional Holder may reasonably request), and if, at the time thereof any Default or Event of Default has occurred and is continuing, at the Company's expense. If no Default or Event of Default has occurred or is continuing, then, upon the consent of the Company, which consent shall not be unreasonably withheld, the Company shall permit its present and former accountants to discuss with you or any Institutional Holder its affairs, finances and accounts.

     6.8.  ERISA.  (a)  All assumptions and methods used to determine the
           -----
actuarial valuation of employee benefits, both vested and unvested, under any Plan subject to Title IV of

ERISA, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA.

  (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any ERISA Affiliate to:

           (i) engage in any "PROHIBITED TRANSACTION" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

           (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

           (iii) be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Company or any ERISA Affiliate pursuant to Section 4068 of ERISA;

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or an ERISA Affiliate to liabilities which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

  (c) Upon the request of you or any subsequent Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service.

  (d) Within 5 days after obtaining knowledge thereof, the Company will give you and any subsequent Institutional Holder written notice of (i) a reportable event with respect to any Plan; (ii) the institution of any steps by any of the Company, any ERISA Affiliate or the PBGC to terminate any Plan; (iii) the institution of any steps by any of the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, might reasonably be expected to result in a Material Adverse Effect.

     6.9.  Compliance with Laws.  (a) The Company will comply and will cause
           --------------------
each Restricted Subsidiary to comply, in all material respects, with all laws, rules and regulations, including Environmental Laws, applicable to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the Company and its Restricted Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings and as to which the Company has established adequate reserves on its books in accordance with GAAP.


     (b) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder, so long as such Institutional Holder holds a Note, notice of the institution of any proceedings against, or the receipt of notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation could reasonably be expected to result in a Material Adverse Effect.

     6.10.  Acquisition of Notes.  Neither the Company, any Subsidiary or any of
            --------------------
them, directly or indirectly, will repurchase, redeem, prepay or otherwise acquire, directly or indirectly, any Notes except upon the payment or prepayment of the Notes pursuant to Section 2.1, Section 2.2(a) or Section 7.8.

     6.11.  Additional Subsidiary Guarantors.  In the event that (a) any
            --------------------------------
Subsidiary other than a Subsidiary Guarantor existing on the Closing Date shall hereafter guaranty Indebtedness of the Company to bank lenders, the Company agrees to cause such Subsidiary to guaranty the Notes concurrently therewith and to the same extent and (b) any Subsidiary becomes a Material Subsidiary, the Company agrees to cause such Material Subsidiary to execute and deliver a counterpart signature page to the Subsidiary Guaranty.

     6.12.  Private Placement Number.  The Company consents to the filing by
            ------------------------
your special counsel of copies of this Agreement with S&P to obtain a private placement number.

(S)7.  NEGATIVE COVENANTS

  The Company agrees that, for so long as any amount remains unpaid on any Note:

     7.1.   Consolidated Adjusted Net Worth.  The Company shall not permit at
            -------------------------------
any time its Consolidated Adjusted Net Worth to be less than the sum of (i) $105,000,000, (ii) the net cash proceeds of a Qualified Public Offering, and
(iii) until such time as the ratio of Total Indebtedness to Consolidated Adjusted Total Capitalization is less than 45%, as measured on the last day of any two consecutive fiscal quarters ending on or after February 28, 1998, 40% of

Consolidated Adjusted Net Income for each semiannual period of the Company commencing after August 31, 1997, as measured as of the last day of each such fiscal semiannual period. If Consolidated Adjusted Net Income for any semiannual fiscal period is a deficit, such deficit shall not reduce the amount of Consolidated Adjusted Net Worth required to be maintained pursuant to this covenant.

     7.2.  Consolidated Senior Debt.  The Company shall not at any time permit
           ------------------------
the ratio of Consolidated Senior Debt to Consolidated Adjusted Total Capitalization ("Senior Leverage Ratio") to exceed, as measured on the last day of each fiscal quarter, (x) 60.0% for the period commencing on the Closing Date through February 28, 1999, (y) 57.5% for the period from March 1, 1999 to February 29, 2000, and (z) 55.0% thereafter, provided that, if at any time the Company shall complete a Qualified Public Offering, thereafter the Senior Leverage Ratio shall not exceed 55%, as measured on the last day of each fiscal quarter.

     7.3.  Total Indebtedness.  The Company shall not permit at any time the
           ------------------
ratio of Total Indebtedness to Consolidated Adjusted Total Capitalization ("Total Leverage Ratio") to exceed, as measured on the last day of each fiscal quarter, (x) 65.0% for the period from the Closing Date through February 28, 1999, (y) 62.5% for the period from March 1, 1999 to February 29, 2000, and (z) 60.0% thereafter; provided that, if at any time the Company shall complete a Qualified Public Offering, thereafter, the Total Leverage Ratio shall not exceed 60%, as measured on the last day of each fiscal quarter.

     7.4.  Subsidiary Debt.  The Company shall not permit its Restricted
           ---------------
Subsidiaries to create, assume, guarantee or otherwise incur Indebtedness, other than (i) Indebtedness owed to the Company or another Wholly-Owned Restricted Subsidiary, (ii) Permitted Guaranties and (iii) additional Indebtedness, provided that the aggregate amount (calculated without duplication) of outstanding Indebtedness of Restricted Subsidiaries permitted under this clause
(iii), when added to the aggregate amount (calculated without duplication) of outstanding Indebtedness permitted under Section 7.6(l)(i), does not exceed 15% of Consolidated Adjusted Total Capitalization and provided further that any such Indebtedness could be incurred pursuant to Sections 7.2 and 7.3 hereof.

     7.5.  Fixed Charges Coverage Ratio.  Until such time that ratio of Total
           ----------------------------
Indebtedness to Consolidated Adjusted Total Capitalization is less than 45%, as measured on the last day of each of any two consecutive fiscal quarters ending on or after February 28, 1998, the Company shall maintain the ratio of Consolidated Adjusted Net Income Available For Fixed Charges to

Fixed Charges as measured on the last day of any fiscal year at not less than
2.00 to 1 for the period of the four consecutive fiscal quarters ending on such date of determination.

     7.6.  Liens.  The Company will not, and will not permit any Restricted
           -----
Subsidiaries to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

     (a) Liens for property taxes, assessments, or other governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books,

     (b) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including Liens securing claims of carriers, warehousemen, mechanics, materialmen, landlords and other similar Liens that in the aggregate do not materially interfere with the conduct of business of the Company and its Restricted Subsidiaries taken as a whole or materially impair the value of the property or assets of the Company and its Restricted Subsidiaries taken as a whole;

     (c) Liens incidental to the normal conduct of the business of the Company or any Restricted Subsidiary (not incurred for the borrowing of money), including Liens in connection with workers' compensation, unemployment insurance, and other governmental insurance or benefits;

     (d) Liens resulting from judgments or court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings which have been in existence for less than 60 days which the Company is protesting in good faith, provided that the Company has established adequate reserves for such matters on its books;

     (e) minor survey exceptions, easements, encroachments, rights-of-way, and zoning ordinances which customarily exist on real property and which do not materially detract from the value of such property;

     (f) Liens securing Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

     (g) existing Liens on property of the Company or any Restricted Subsidiary described in the attached ANNEX IV;

     (h)  Liens securing the payment of the purchase price of assets provided
(i) any such Liens are created within 90 days after the acquisition of such assets; (ii) at the time of acquisition of such assets, Indebtedness secured by such Liens does not exceed the purchase price thereof; (iii) such Liens do not extend to other property of the Company or any Restricted Subsidiary; and (iv) Indebtedness secured by such Liens is permitted by Sections 7.2 and 7.3 hereof;

     (i) Liens created pursuant to Capitalized Leases permitted by Section 7.2 and Section 7.3 hereof;

     (j) leases or subleases granted to third parties which do not interfere in any material respect with the business of the Company or its Restricted Subsidiaries;

     (k) subject to Section 7.8, any interest or title of a lessor or sublessor under any lease entered into in the ordinary course of business; and

     (l) Liens not permitted by paragraphs (a) through (k) above to secure Indebtedness; provided that at the time of incurrence of such Indebtedness, (i) the aggregate amount of Indebtedness secured by such Liens permitted by this
Section 7.6(l) plus (ii) the aggregate amount (calculated without duplication) of outstanding Indebtedness of Restricted Subsidiaries permitted under clause
(iii) of Section 7.4 does not exceed 15% of Consolidated Adjusted Total Capitalization and (iii) such Indebtedness could be incurred pursuant to Sections 7.2 and 7.3 hereof.

     7.7.  Merger or Consolidation.  The Company will not, and will not permit
           -----------------------
any Restricted Subsidiary to, merge or consolidate with, or sell all or substantially all of its assets to, any Person, except that:

     (a) The Company may merge into or consolidate with, or sell all or substantially all of its assets to, any Person or permit any Person to merge into it, provided that immediately after giving effect thereto,

          (i) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of a state of the United States of America or the District of Columbia and expressly assumes in writing the Company's obligations under this Agreement and the Notes;

          (ii)  There shall exist no Default or Event of Default; and

          (iii) The Company or such successor corporation could incur at least $1.00 of Consolidated Senior Debt pursuant to Section 7.2; and

     (b) Any Restricted Subsidiary may (i) merge into the Company or a Wholly-Owned Restricted Subsidiary, and (ii) merge with any Unrestricted Subsidiary so long as the Restricted Subsidiary shall remain the surviving Person; provided in each instance set forth in clauses (i) and (ii) that immediately before and after giving effect thereto there shall exist no Default or Event of Default.

     7.8.  Sale of Assets.  The Company will not, and will not permit any
           --------------
Restricted Subsidiary to, sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively a "Disposition") any assets, including capital stock of Subsidiaries, in one or a series of transactions, other than in the ordinary course of business, to any Person, except to the Company or a Wholly-Owned Restricted Subsidiary, (i) if, in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal quarter or (ii) if a Default or Event of Default exists or would exist. Notwithstanding the foregoing, the Company may, or may permit a Restricted Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (i) of the preceding sentence to the extent that (x) such assets are leased back by the Company or such Restricted Subsidiary, as lessee, within 180 days following the acquisition by the Company or such Restricted Subsidiary or completion of construction of such assets or (y) the net proceeds from such Disposition are (1) Reinvested in Productive assets of the Company or a Restricted Subsidiary of at least equivalent value within 180 days of such Disposition or (2) applied to the payment or prepayment of outstanding Consolidated Senior Debt. Any prepayment of Notes pursuant to this Section 7.8 shall be in accordance with section 2.2.

     7.9.   Disposition of Stock of Restricted Subsidiaries.  The Company will
            -----------------------------------------------
not permit any Restricted Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or a Wholly-Owned Restricted Subsidiary. The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of (other than to the Company or a Wholly-Owned Restricted Subsidiary) any capital stock (including any warrants, rights or options to purchase, or securities convertible into or exchangeable for, capital stock) or Indebtedness of any Restricted Subsidiary, unless:

     (a) simultaneously therewith all Investments in such Restricted Subsidiary owned by the Company and every other Restricted Subsidiary are disposed of as an entirety;

     (b) such Restricted Subsidiary does not have any continuing Investment in the Company or any other Subsidiary not being simultaneously disposed of; and

     (c)  such sale, transfer or other disposition is permitted by Section 7.8.

     7.10.  Designation of Unrestricted Subsidiaries.  The Company will not
            ----------------------------------------
designate any Restricted Subsidiary as an Unrestricted Subsidiary if such Subsidiary has been designated an Unrestricted Subsidiary more than once previously and unless immediately before and after such designation:

     (a) such Subsidiary does not own any Investment in the Company or any Restricted Subsidiary;

     (b)  there exists no Default or Event of Default; and

     (c)  the Company could incur at least $1.00 of additional Indebtedness.

     7.11.  No Impairment of Subsidiaries.  The Company will not, and will not
            -----------------------------
permit any Restricted Subsidiary to, enter into any agreement or amend the charter or by-laws of such Restricted Subsidiary or take or omit to take any action, the effect of which is to restrict the ability of any Restricted Subsidiary to pay dividends or make distributions to the Company, or if the Company is not its parent, to its parent.

     7.12.  Transactions with Affiliates.  The Company will not, and will not
            ----------------------------
permit any Restricted Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate (other than the Company), except on terms and conditions no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     7.13.  Nature of Business.  The Company will not, and will not permit any
            ------------------
Restricted Subsidiary to, engage in any business if, as a result thereof, the business then to be conducted by the Company and its Restricted Subsidiaries, taken as a whole, would cease to be substantially the same or related to the business described in the Private Placement Memorandum.

(S)8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1.   Nature of Events.  An "Event of Default" shall exist if any one or
            ----------------
more of the following occurs:

     (a) Any default in the payment of interest when due on any of the Notes and continuance of such default for a period of five Business Days;

     (b) Any default in the payment of the principal or Make-Whole Amount of any of the Notes at maturity, upon acceleration of maturity or at any date fixed for prepayment;

     (c) (i) Any default in the payment of the principal of, or interest or premium on, any other Indebtedness of the Company and its Material Subsidiaries aggregating in excess of $5,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) default (other than a payment default) under any loan agreements or other instruments of the Company and its Restricted Subsidiaries under or pursuant to which such Indebtedness aggregating in excess of $5,000,000 is issued, and the continuation of such default beyond the period of grace, if any, allowed with respect thereto and the sums due under clauses (i) or (ii) under such Indebtedness shall have been accelerated and such acceleration shall not have been annulled.

     (d)  Any default in the observance or performance of Section 6.11, Sections
7.1 through 7.13 or Section 8.7;

     (e) Any default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 30 days after notice thereof to the Company by any holder of a Note;

     (f) Default under the Subsidiary Guaranty which continues beyond the period of grace, if any, allowed with respect thereto;

     (g) The Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that the Subsidiary Guaranty is invalid, void or unenforceable insofar as any Subsidiary Guarantor is concerned or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under the Subsidiary Guaranty;

     (h) Any representation or warranty made by or on behalf of the Company or any Subsidiary Guarantor in this Agreement, or made by or on behalf of the Company or any Subsidiary Guarantor in any written statement or certificate furnished by or on behalf of the Company in connection with the issuance and sale of the Notes or furnished by or on behalf of the Company or any Subsidiary Guarantor pursuant to this Agreement, proves incorrect in any material respect as of the date of the issuance or making thereof;

     (i) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $5,000,000 shall be entered or filed against the Company or any Material Subsidiary or against any property or assets of either and remain unpaid, uninsured, unindemnified, unvacated, unbonded or unstayed (through appeal or otherwise) for sixty (60) days or, if stayed pending appeal, are not discharged within sixty (60) days after expiration of such stay;

     (j)  The Company or any Material Subsidiary shall

          (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

          (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to obtain the dismissal of such a petition within 60 days of its filing or be subject to an order for relief or a decree approving such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

          (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

          (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

          (v)   be finally adjudicated bankrupt or insolvent;

          (vi) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 60 days of the date of entry, (A) appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy, (C) for a reorganization pursuant to the Bankruptcy Laws, or (D) for any other judicial modification or alteration of the rights of creditors; or

          (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

     8.2.  Remedies on Default.  When any Event of Default described in
           -------------------
paragraphs (c) through (i) of Section 8.1 has occurred and is continuing, the holders of more than 33% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, (i) when any Event of Default described in paragraphs (a) or (b) of
Section 8.1 has occurred and is continuing, any holder may by notice to the Company declare the entire principal, and all interest accrued on the Notes, together with the Make-Whole Amount (to the extent permitted by law), then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and (ii) when any Event of Default described in paragraph (j) of Section 8.1 has occurred, then the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus the Make-Whole Amount which shall be calculated on the Determination Date.

     8.3.  Annulment of Acceleration of Notes.  The provisions of Section 8.2
           ----------------------------------
are subject to the condition that if the principal of, the Make-Whole Amount and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 8.1, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, Make-Whole Amount or interest on the Notes which has become due and payable solely by reason of such declaration under
Section 8.2) shall have been duly paid, and (iii) each and every Default or Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

     8.4.  Other Remedies.  If any Event of Default shall be continuing, any
           --------------
holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in the Subsidiary Guaranty or in aid of the exercise of any power granted in this Agreement or in the Subsidiary Guaranty, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

     8.5.  Conduct No Waiver; Collection Expenses.  No course of dealing on the
           --------------------------------------
part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the Make-Whole Amount, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights incident to an Event of Default.

     8.6.  Remedies Cumulative.  No right or remedy conferred upon or reserved
           -------------------
to any holder of Notes under this Agreement or the Subsidiary Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or the Subsidiary Guaranty or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

     8.7.  Notice of Default.  With respect to Defaults, Events of Default or
           -----------------
claimed defaults, the Company will give the following notices:

     (a) Within five days of a Responsible Officer of the Company becoming aware of any Default or Event of Default, the Company promptly will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

     (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

(S)9.  AMENDMENTS, WAIVERS AND CONSENTS

     9.1.  Matters Subject to Modification.  Any term, covenant, agreement or
           -------------------------------
condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of a majority in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change any of the provisions, including definitions, relating to payment (including any required prepayment) of the principal of, Make-Whole Amount or the interest on any Note, (ii) change the amount of any payment or prepayment of principal or Make-Whole Amount, or reduce the rate of interest thereon, or (iii) change any of the provisions of Section 8.1, Section 8.2,
Section 8.3 or this Section 9.

     9.2.  Solicitation of Holders of Notes.  Neither the Company nor any Person
           --------------------------------
acting on the Company's behalf will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes or the Subsidiary Guaranty unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fees or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Subsidiary Guaranty, unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes. Any consent made by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary, or any

Affiliate thereof and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

     9.3.  Binding Effect.  Any such amendment or waiver shall apply equally to
           --------------
all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

     9.4.  Notes held by Company, etc.  Solely for the purpose of determining
           ---------------------------
whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or the Subsidiary Guaranty, or have directed the taking of any action provided herein or in the Notes or in the Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any Subsidiaries or any Affiliates shall be deemed not to be outstanding.

(S)10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

     10.1. Form of Notes.  Each Series A Note and Series B Note initially
           -------------
delivered under this Agreement will be in the form of one fully registered Note in the form attached as Exhibit A-1 and Exhibit A-2, respectively. The Notes are issuable only in fully registered form and in denominations of at least $250,000 (or the remaining outstanding balance thereof, if less than $250,000).

     10.2. Note Register.  The Company shall cause to be kept at its principal
           -------------
office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes (subject to the provisions of Section 2.5) and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this
Section 10.

     10.3.  Issuance of New Notes upon Exchange or Transfer.  Upon surrender for
            -----------------------------------------------
exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note (subject to Section 10.1), each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered
Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance with Section 3.2, by Institutional Holders on compliance with Section 2.4 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     10.4.  Replacement of Notes.  Upon receipt of evidence satisfactory to the
            --------------------
Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of such loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

(S)11.  MISCELLANEOUS

     11.1.  Expenses.  Whether or not the purchase of Notes herein contemplated
            --------
shall be consummated, the Company agrees to pay directly all reasonable and documented expenses in connection with the preparation, execution and delivery of this Agreement and the Subsidiary Guaranty and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, recording and filing fees, including the filing fees of S&P in connection with obtaining a private placement number, recording fees and filing charges and fees and disbursements of one special counsel for Purchaser, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the fees and expenses of counsel, the reasonable allocated costs of staff counsel and the fees and expenses of a financial advisor, but only in connection with any work-out, renegotiation or restructuring in the case of a financial advisor) relating to any amendments, waivers or consents in connection with this Agreement or the Notes or the Subsidiary Guaranty, including, but not limited to, any such amendments, waivers or consents resulting from any Default, Event of Default, work-out, renegotiation or restructuring relating to the performance by the Company or any Subsidiary Guarantor of their obligations under this Agreement or the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this
Section 11.1 shall survive the retirement of the Notes.

     11.2.  Notices.  Except as otherwise expressly provided herein, all
            -------
communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in
Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007,
Attention: Chief Financial Officer, or to such other address as the Company may in writing designate.

     11.3.  Reproduction of Documents.  This Agreement and all documents
            -------------------------
relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and
(iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete or to the same extent that the Company could contest the original.

     11.4.  Successors and Assigns.  This Agreement will inure to the benefit of
            ----------------------
and be binding upon the parties hereto and their respective successors and assigns.

     11.5.  Law Governing.  This Agreement shall be governed by and construed in
            -------------
accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

     11.6.  Headings.  The headings of the sections and subsections of this
            --------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7.  Counterparts.  This Agreement may be executed simultaneously in one
            ------------
or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

     11.8.  Reliance on and Survival of Provisions.  All written covenants,
            --------------------------------------
representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be presumed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

     11.9.  Integration and Severability.  This Agreement embodies the entire
            ----------------------------
agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

     11.10.  Confidential Information. For the purposes of this Section 11.10,
             ------------------------
"CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was
            --------                                                   -
publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any
 -
person acting on your behalf, (c) otherwise becomes known to you other than
                               -
through disclosure by the Company or any Subsidiary or (d) constitutes financial
                                                        -
statements delivered to you under Section 6.6(a) and (b) that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided
                                                                    --------
that you may deliver or disclose Confidential Information to (i) your directors,
                                                              -
officers, employees, agents, accountants, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other
                                        --
professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.10,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you
 ---                                 --
sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.10), (v) any Person
                                                                   -
from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.10), (vi) any federal or state
                                                 --
regulatory authority having jurisdiction over you, (vii) the National
                                                    ---
Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or
                               ----
disclosure may be necessary or appropriate (w) to effect compliance with any
                                            -
law, rule, regulation or order applicable to you, (x) in response to any
                                                   -
subpoena or other legal process, (y) in connection with any litigation to which
                                  -
you are a party or (z) if an Event of Default has occurred and is continuing, to
                    -
the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.10 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 11.10.

  IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                            MATERIAL SCIENCES CORPORATION


                            By: /s/ James J. Waclawik, Sr.
                                --------------------------
                            Title:  Vice President, Chief Financial Officer
                                     and Secretary

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


By:  /s/  Shabnam B. Miglani
     -----------------------
     Title:  Counsel

By:  /s/  JoEllen J. Watts
     ---------------------
     Title:  Counsel


GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY


By:  /s/  William D. Koski
     ---------------------
     Title:  Vice President


PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


By:  /s/  John H. Beers
     ------------------
     Title:  Vice President


MUTUAL OF OMAHA INSURANCE COMPANY


By:  /s/  Edwin H. Garrison, Jr.
     ---------------------------
     Title:  First Vice President


UNITED OF OMAHA LIFE INSURANCE COMPANY


By:  /s/ Edwin H. Garrison, Jr.
     --------------------------
     Title:  First Vice President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By:  /s/ Julie Bock
   ----------------
    Title:  Assistant Vice President

By:  /s/ Ernie P. Friesen
   ----------------------
    Title:  Assistant Vice President Investments


FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

By:  /s/ David D. Baker
   ---------------------
    Title:  Portfolio Department Manager


FARM BUREAU MUTUAL INSURANCE COMPANY OF MICHIGAN

By:  /s/ David D. Baker
   --------------------
    Title:  Portfolio Department Manager


KNIGHTS OF COLUMBUS


By:  /s/ Robert J. Lane
   --------------------
    Title:  Assistant Supreme Secretary


BERKSHIRE LIFE INSURANCE COMPANY


By:  /s/ Ellen I. Whittaker
   ------------------------
    Title:  Senior Investment Officer

NIPPON LIFE INSURANCE COMPANY OF AMERICA,
By Its Attorney-in-Fact, PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By:  /s/ Shabnam B. Miglani
   ------------------------
    Title:  Counsel

By:  /s/ David P. Ellingson
   ------------------------
    Title:  Vice President and Associate
            General Counsel

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                         Principal Amount of Notes
-----------------------------                         -------------------------

Principal Mutual Life Insurance Company                 Series A $3,500,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department - Secuirities
Fax:  (515) 248-2490
Tel:  (515) 248-3495

Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers, which shall be addressed to:

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392-0960
Attention:  Investment Accounting - Secuirities
Fax:  (515) 248-2643
Tel:  (515) 247-0689


All payments are to be by bank wire transfer of immediately available funds to:

Norwest Bank Iowa, N.A.
7th & Walnut Streets
Des Moines, IA 50309
ABA # 073000228
OBI PFGSE(S) B0061410 ()

For credit to Principal Mutual Life Insurance Company

                                  SCHEDULE I
                                  ----------

Account No. 014752

With the following accompanying information:

Name of Company:  Material Sciences Corporation
Description of Security: $5,000,000 Series A Senior Notes due May 31, 2003 Issuance Date:
Security Number:  576674 A# 2
Bond Number:  1-B-61410
due Date and Application (as among principal, premium and interest) of the payment being made:


Taxpayer ID # 42-0127290

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                         Principal Amount of Notes
-----------------------------                         -------------------------

Principal Mutual Life Insurance Company                   Series A $1,000,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department - Secuirities
Fax:  (515) 248-2490
Tel:  (515) 248-3495

Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers, which shall be addressed to:

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392-0960
Attention:  Investment Accounting - Secuirities
Fax:  (515) 248-2643
Tel:  (515) 247-0689


All payments are to be by bank wire transfer of immediately available funds to:

Norwest Bank Iowa, N.A.
7th & Walnut Streets
Des Moines, IA 50309
ABA # 073000228
OBI PFGSE(S) B0061410 ()

For credit to Principal Mutual Life Insurance Company

                                  SCHEDULE I

Account No. 032395

With the following accompanying information:

Name of Company:  Material Sciences Corporation
Description of Security: $5,000,000 Series A Senior Notes due May 31, 2003 Issuance Date:
Security Number:  576674 A# 2
Bond Number:  16-B-61410
due Date and Application (as among principal, premium and interest) of the payment being made:


Taxpayer ID # 42-0127290

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                         Principal Amount of Notes
-----------------------------                         -------------------------

Nippon Life Insurance Company                              Series A $500,000
   of America
c/o Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department - Secuirities
Fax:  (515) 248-2490
Tel:  (515) 248-3495

Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers, which shall be addressed to:

Nippon Life Insurance Company of America
c/o Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392-0960
Attention:  Investment Accounting - Secuirities
Fax:  (515) 248-2643
Tel:  (515) 247-0689


All payments are to be by bank wire transfer of immediately available funds to:

Norwest Bank Iowa, N.A.
7th & Walnut Streets
Des Moines, IA 50309
ABA # 073000228

                                  SCHEDULE I

OBI PFGSE(S) B0061410 ()

For credit to Nippon Life Insurance Company of America
Account No. 7051775

With the following accompanying information:

Name of Company:  Material Sciences Corporation
Description of Security: $5,000,000 Series A Senior Notes due May 31, 2003 Issuance Date:
Security Number:  576674 A# 2
Bond Number:  500-B-61410
due Date and Application (as among principal, premium and interest) of the payment being made:


Taxpayer ID # 04-250-9896

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Principal Mutual Life Insurance Company                    Series B $8,300,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department - Secuirities
Fax:  (515) 248-2490
Tel:  (515) 248-3495

Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers, which shall be addressed to:

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392-0960
Attention:  Investment Accounting - Secuirities
Fax:  (515) 248-2643
Tel:  (515) 247-0689


All payments are to be by bank wire transfer of immediately available funds to:

Norwest Bank Iowa, N.A.
7th & Walnut Streets
Des Moines, IA 50309
ABA # 073000228
OBI PFGSE(S) B0061409 ()

For credit to Principal Mutual Life Insurance Company

                                  SCHEDULE I

Account No. 014752

With the following accompanying information:

Name of Company:  Material Sciences Corporation
Description of Security: $10,000,000 Series B Senior Notes due May 31, 2010 Issuance Date:
Security Number:  576674 B* 5
Bond Number:  1-B-61409
due Date and Application (as among principal, premium and interest) of the payment being made:


Taxpayer ID # 42-012-7290

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Principal Mutual Life Insurance Company                    Series B $1,700,000
711 High Street
Des Moines, IA  50392-0800
Attention:  Investment Department - Secuirities
Fax:  (515) 248-2490
Tel:  (515) 248-3495

Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers, which shall be addressed to:

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA  50392-0960
Attention:  Investment Accounting - Secuirities
Fax:  (515) 248-2643
Tel:  (515) 247-0689


All payments are to be by bank wire transfer of immediately available funds to:

Norwest Bank Iowa, N.A.
7th & Walnut Streets
Des Moines, IA 50309
ABA # 073000228
OBI PFGSE(S) B0061409 ()

For credit to Principal Mutual Life Insurance Company

                                  SCHEDULE I

Account No. 032395

With the following accompanying information:

Name of Company:  Material Sciences Corporation
Description of Security: $10,000,000 Series B Senior Notes due May 31, 2010 Issuance Date:
Security Number:  576674 B* 5
Bond Number:  16-B-61409
due Date and Application (as among principal, premium and interest) of the payment being made:


Taxpayer ID # 42-012-7290

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

General Electric Capital Assurance Company                Series B $10,000,000

THE NOTE SHOULD BE REGISTERED IN THE NOMINEE NAME OF:  SALKELD & CO.

ADDRESS FOR ALL NOTICES IN RESPECT OF PAYMENT:

     General Electric Capital Assurance Company
     c/o GE Financial Assurance
     Two Union Square, 601 Union Street
     Seattle, WA  98101
     Attn:  Investment Accounting, 14th Floor
     Telephone No.:    (206) 516-2871
     Fax No.:          (206) 516-4740

ADDRESS FOR ALL OTHER COMMUNICATIONS:

     General Electric Capital Assurance Company
     c/o GE Financial Assurance
     Two Union Square, 601 Union Street
     Seattle, WA  98101
     Attn:  Investment Dept., Structured Finance
     Telephone No.:    (206) 516-4614
     Fax No.:          (206) 516-4998

PHYSICAL DELIVERY OF THE NOTE:

     Bankers Trust Co.
     16 Wall Street
     4th Floor, Window 44

                                  SCHEDULE I

     New York, NY  10005
     Acct. #97833
     Attn.:  George Flores (212) 618-2207

                                  SCHEDULE I

PAYMENTS:
     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

          Bankers Trust Company
          16 Wall Street
          New York, NY  10015
          ABA #021001033
          Attn:  99-911-145
          Acct:  #97833
          Ref:   Material Sciences Corporation, 6.80% Series B Notes due
                 May 31, 2010, PPN: #576674 B* 5, identify principal or interest



Taxpayer ID #91-6027719

                                  SCHEDULE I

                                   SCHEDULE I
                                   ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Phoenix Home Life Mutual Insurance Company              Series B $10,000,000
c/o Phoenix Duff & Phelps Corporation
56 Prospect Street
P.O. Box 150480
Hartford, CT  06115-0480
Attention:  Private Placements Division
Telecopier Number:                                        (860) 403-5451

Address for all communications is as above, except notices of payment and written confirmations of wire or inter-bank transfers, which shall be addressed to:

Phoenix Home Life Mutual Insurance Company
c/o Phoenix Duff & Phelps Corporation
56 Prospect Street, P.O. Box 150480
Hartford, CT  06115-0480
Attention:  Private Placements Division
Telecopier Number:  (860) 403-5451


All payments are to be by bank wire transfer of immediately available funds to:

Chase Manhattan Bank, N.A.
New York, New York
ABA #021000021
Income Processing
Account #900 9000 200

14                                    14

                                  SCHEDULE I

For credit to:
Phoenix Home Life Account #:  G07185
OBI = (Material Sciences Corporation), PPN = (Series B: 576674 B* 5), RATE = (6.80%), DUE = (May 31, 2010), INCLUDE COMPANY
NAME, PRINCIPAL AND INTEREST BREAKDOWN AND
PREMIUM, IF ANY.

Taxpayer ID #:  06-0493340

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                        Principal Amount of Notes
-----------------------------                        -------------------------

Mutual of Omaha Insurance Company                        Series B $5,000,000
4-Investment Loan Administration
Mutual of Omaha Plaza
Omaha, NE  68175-1011

Address for all communications is as above, except notices of payment of principal and interest, corporate actions, reorganizations and written confirmations of wire or inter-bank transfers, which shall be addressed to:

The Chase Manhattan Bank
4 New York Plaza - 13th Floor
New York, NY 10004
Attn:  Income Processing - J. Pipperato
a/c:  G07096


All payments are to be by bank wire transfer of immediately available funds to:

Chase Manhattan Bank
ABA #021000021
Private Income Processing

For credit to:
Mutual of Omaha Insurance Company
Account #900-9000200
a/c:  G07096
Cusip/PPN:  Series B:  576674 B* 5

                                  SCHEDULE I

Interest Amount:
Principal Amount:


Address for delivery of bonds:

The Chase Manhattan Bank
North America Insurance - 6th Floor
Attn:  Ann Marie Mazza
3 Chase Metrotech Center
Brooklyn, NY 11245



Taxpayer ID #:  47-0246511

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                         Principal Amount of Notes
-----------------------------                         -------------------------

United of Omaha Life Insurance Company                    Series B $5,000,000
4-Investment Loan Administration
Mutual of Omaha Plaza
Omaha, NE  68175-1011

Address for all communications is as above, except notices of payment of principal and interest, corporate actions, reorganizations and written confirmations of wire or inter-bank transfers, which shall be addressed to:

The Chase Manhattan Bank
4 New York Plaza - 13th Floor
New York, NY 10004
Attn:  Income Processing - J. Pipperato
a/c:  G07097


All payments are to be by bank wire transfer of immediately available funds to:

Chase Manhattan Bank
ABA #021000021
Private Income Processing

For credit to:
United of Omaha Life Insurance Company
Account #900-9000200
a/c:  G07097
Cusip/PPN:  Series B:  576674 B* 5

                                  SCHEDULE I

Interest Amount:
Principal Amount:


Address for delivery of bonds:

The Chase Manhattan Bank
North America Insurance - 6th Floor
Attn:  Ann Marie Mazza
3 Chase Metrotech Center
Brooklyn, NY 11245



Taxpayer ID #:  47-0322111

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Great-West Life & Annuity Insurance                    Series B $3,500,000
 Company
8515 East Orchard Road
3rd Floor, Tower 2
Englewood, CO  80111
Attention:  Corporate Finance Investments
-----------------------------------------


Address for all communications is as above, except notices of payments of principal and interest, which shall be addressed to:

Norwest Bank Minnesota, N.A.
733 Marquette Avenue
Investors Bldg., 5th Floor
Minneapolis, Minnesota 55479-0047
Telecopier:  (612) 667-3331
Attention:  Income Collections
------------------------------



All payments are to be by bank wire transfer of immediately available funds to:

ABA #091-000-019 NW MPLS/TRUST CLEARING
ACCT # 08-40-245 ATTN:  Acct # 12468800

Special Instructions:    1)  security description (PPN # 576674 B* 5)
                         2)  allocation of payment between principal and
                             interest, and

                                  SCHEDULE I

                     3)  confirmation of principal balance



Physical delivery of securities to:

Norwest Bank Minnesota, N.A.
733 Marquette Avenue, 5th Floor
Minneapolis, Minnesota 55479-0047
Attention:  Security Clearance
------------------------------



Taxpayer ID # 84-0467907

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Farm Bureau Life Insurance Company                         Series B $3,000,000

 of Michigan
7373 W. Saginaw
Lansing, Michigan 48917

Address for all communications is as as follows:

Farm Bureau Life Insurance Company of Michigan
Attn:  Steven R. Harkness - Investment Division
P.O. Box 30400
Lansing, Michigan 48909

overnight address:
7373 W. Saginaw
Lansing, Michigan 48917

Phone:  (517) 323-6670
Fax:    (517) 323-6554

- WITH COPIES TO -

Comerica Bank                             Great-West Life & Annuity
Trust Operations            AND             Insurance Company
P.O. Box 75000                            3rd Floor, Tower 2
Detroit, MI 48275-3454                    8515 East Orchard Road
                                          Englewood, Colorado 80111
                                          Attn:  Corporate Finance Investments

                                  SCHEDULE I

All payments are to be by bank wire transfer of immediately available funds to:

Comerica Bank
ABA 072000096
Credit Trust Operations
Fixed Income Unit
Acct. # 21585-98530
(Security Name) (Principal ________ Interest ________)

Physical delivery of securities to:

Comerica Bank
411 West Lafayette Street
Detroit, Michigan 48226
Attention:  Daniel J. Molnar - MC3462


Taxpayer ID # 38-6056370

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Farm Bureau Mutual Insurance Company                       Series B $2,000,000
 of Michigan
7373 W. Saginaw
Lansing, Michigan 48917

Address for all communications is as as follows:

Farm Bureau Life Insurance Company of Michigan
Attn:  Steven R. Harkness - Investment Division
P.O. Box 30400
Lansing, Michigan 48909

overnight address:
7373 W. Saginaw
Lansing, Michigan 48917

Phone:  (517) 323-6670
Fax:    (517) 323-6554

- WITH COPIES TO -

Comerica Bank                               Great-West Life & Annuity
Trust Operations              AND             Insurance Company
P.O. Box 75000                              3rd Floor, Tower 2
Detroit, MI 48275-3454                      8515 East Orchard Road
                                            Englewood, Colorado 80111
                                            Attn:  Corporate Finance Investments

                                  SCHEDULE I

All payments are to be by bank wire transfer of immediately available funds to:

Comerica Bank
ABA 072000096
Credit Trust Operations
Fixed Income Unit
Acct. # 21585-98530
(Security Name) (Principal ________ Interest ________)

Physical delivery of securities to:

Comerica Bank
411 West Lafayette Street
Detroit, Michigan 48226
Attention:  Daniel J. Molnar - MC3462


Taxpayer ID # 38-1316179

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Knights of Columbus                                       Series B $5,000,000
One Columbus Plaza
New Haven, Connecticut 06510-3326
Attention:  Investment Department
Telecopier Number:  (203) 772-0037

Address for all communications is as above, except notices with respect to payments and written confirmation of each such payment should be addressed to:

Knights of Columbus
P.O. Box 2016
New Haven, Connecticut 06521-2016
Attention:  Accounting Department


All payments are to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "...") to:

Bank of New York (ABA #021-000-018)
One Wall Street
New York, New York 10286

for credit to:     Knights of Columbus General Account
                   Account #8900300825


Taxpayer ID #:  06-0416470

                                  SCHEDULE I

                                  SCHEDULE I
                                  ----------

                   Principal Amount of Notes to Be Purchased
                   -----------------------------------------

Name and Address of Purchaser                          Principal Amount of Notes
-----------------------------                          -------------------------

Berkshire Life Insurance Company                           Series B $3,000,000
Attention:  Securities Department
700 South Street
Pittsfield, MA  01201

Fax Number:  (413) 442-9763
Phone Number:  (413) 499-4321


Address for all notices and confirmations of payments and all other communications is as above.


All payments on account of the Notes in accordance with the provisions thereof and of this Agreement shall be transmitted by bank wire transfer of Federal or other immediately available funds to:

Berkshire Life Insurance Company
Account Number 002-4-020877
The Chase Manhattan Bank, N.A.
ABA #021000021

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium or interest) to identify the source and application of such funds.


Taxpayer ID #:  04-1083480

                                  SCHEDULE I

                                    ANNEX I

                                 Subsidiaries




                                    ANNEX I

                                   ANNEX II

                                 Indebtedness




                                   ANNEX II

                                   ANNEX III

                            Restricted Investments




                                   ANNEX III

                                   ANNEX IV

                                     Liens




                                   ANNEX IV

                                                                     EXHIBIT A-1
                                                                     -----------
                         MATERIAL SCIENCES CORPORATION

                          6.49% SERIES A SENIOR NOTE

                               DUE MAY 31, 2003


No. AR-___  February 27, 1998
$__________


     MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to __________________________ or registered assigns, on May 31, 2003, the principal amount of $____________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.49% per annum from the date hereof until maturity, payable on May 31 and November 30 in each year, commencing May 31, 1998, and at maturity, and to pay interest on any overdue principal and (to the extent legally enforceable), on any overdue Make-Whole Amount and on any overdue installment of interest at a per annum rate of 8.49% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America at the principal office of the Company.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of February 15, 1998, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof is entitled to all of the benefits provided for by such Note Agreement and is bound by the terms provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered

                                  EXHIBIT A-1
holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount (as defined in the Note Agreement).

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     This Note and the Note Agreement are governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.


                                          MATERIAL SCIENCES CORPORATION



                                          By:
                                          Its:

                                  EXHIBIT A-1

                             GUARANTY ENDORSEMENT


     Payment of principal, interest and Make-Whole Amount, if any, with respect to this Note is guaranteed pursuant to the terms of the Subsidiary Guaranty dated February 27, 1998 of the undersigned. Subject to the terms thereof, which are incorporated herein by reference, the undersigned guarantees the prompt payment when due of the principal, Make-Whole Amount, if any, and interest, on this Note.


MSC Pinole Point Steel Inc.              MSC Laminates and Composites Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals Inc.               MSC Laminates and Composites (EGV) Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals (EGV) Inc.         MSC Walbridge Coatings Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals (MV) Inc.          MSC Specialty Films Inc.

By:                                      By:
Title:                                   Title:

                                  EXHIBIT A-1

MSC Pre Finish Metals (MT) Inc.          Solar-Gard International, Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals (PP) Inc.

By:
Title:

                                  EXHIBIT A-1

                                                                     EXHIBIT A-2
                                                                     -----------
                         MATERIAL SCIENCES CORPORATION

                          6.80% SERIES B SENIOR NOTE

                               DUE MAY 31, 2010


No. BR-___         February 27, 1998
$__________


     MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to __________________________ or registered assigns, on May 31, 2010, the principal amount of $____________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.80% per annum from the date hereof until maturity, payable on May 31 and November 30 in each year, commencing May 31, 1998, and at maturity, and to pay interest on any overdue principal and (to the extent legally enforceable), on any overdue Make-Whole Amount and on any overdue installment of interest at a per annum rate of 8.80% until paid. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America at the principal office of the Company.

     This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of February 15, 1998, entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof is entitled to all of the benefits provided for by such Note Agreement and is bound by the terms provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered

                                  EXHIBIT A-2
holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on May 31 of each year commencing May 31, 2002 through May 31, 2009, inclusive, with the remaining principal payable on May 31 2010, and certain optional prepayments with a Make-Whole Amount (as defined in the Note Agreement).

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     This Note and the Note Agreement are governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.


                                              MATERIAL SCIENCES CORPORATION



                                              By:
                                              Its:

                                  EXHIBIT A-2

                             GUARANTY ENDORSEMENT


     Payment of principal, interest and Make-Whole Amount, if any, with respect to this Note is guaranteed pursuant to the terms of the Subsidiary Guaranty dated February 27, 1998 of the undersigned. Subject to the terms thereof, which are incorporated herein by reference, the undersigned guarantees the prompt payment when due of the principal, Make-Whole Amount, if any, and interest, on this Note.


MSC Pinole Point Steel Inc.              MSC Laminates and Composites Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals Inc.               MSC Laminates and Composites (EGV) Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals (EGV) Inc.         MSC Walbridge Coatings Inc.

By:                                      By:
Title:                                   Title:

                                  EXHIBIT A-2

MSC Pre Finish Metals (MV) Inc.          MSC Specialty Films Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals (MT) Inc.          Solar-Gard International, Inc.

By:                                      By:
Title:                                   Title:


MSC Pre Finish Metals (PP) Inc.

By:
Title:

                                  EXHIBIT A-2

                                   EXHIBIT B
                                   ---------

                              SUBSIDIARY GUARANTY


     THIS SUBSIDIARY GUARANTY dated February 27, 1998 (the "Guaranty") is made, jointly and severally, by __________________, _________________ and
____________, and those additional entities that hereafter become parties hereto by executing counterpart signature pages hereof (each a "Guarantor" and collectively the "Guarantors") in favor of (i) the Purchasers named in Schedule I to the Note Agreement dated as of February 15, 1998 (as amended or modified and in effect from time to time, referred to herein as the "Note Agreement") between Material Sciences Corporation, a Delaware corporation (the "Company"), and the Purchasers and (ii) each other holder of the Company's 6.49% Series A Senior Notes due May 31, 2003 and 6.80% Series B Senior Notes due May 31, 2010 (the "Notes") from time to time (collectively, such holders are hereinafter referred to as the "Holders"). All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Note Agreement.

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, as an inducement to, and as part of the consideration for, their purchase of the Notes, the Purchasers are to receive, in accordance with the terms of the Note Agreement, a guarantee of the Company's obligations under the Note Agreement and the Notes from each of the Guarantors, each of which is a Subsidiary of the Company;

     WHEREAS, certain of the proceeds of the Notes have been and will be advanced to or for the benefit of the Guarantors, and thus, all unpaid principal of and accrued and unpaid interest on the Notes and all other obligations of the Company to the Holders now existing or hereafter arising under the Note Agreement were and continue to be incurred for and have inured and will continue to inure to the benefit of the Guarantors (which benefits are hereby acknowledged); and

     WHEREAS, in consideration of the benefits that inure to the Guarantors, the Guarantors desire to guarantee the due and punctual payment of all Guaranteed Debt (as hereinafter defined);

                                   EXHIBIT B

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantors, jointly and severally, covenant and agree as follows:

     1.   Guaranty.  Each Guarantor, jointly and severally, irrevocably and
          --------
unconditionally guarantees, subject to the limitations set forth in Section 7, the full and prompt payment when due (whether at stated maturity, upon acceleration or otherwise) of all unpaid principal of, accrued and unpaid interest and Make-Whole Amount, if any, on the Notes, all accrued and unpaid fees and all other obligations of the Company to the Holders now existing or hereafter incurred under or arising out of or in connection with the Notes or the Note Agreement, and the performance of the Notes and the Note Agreement (all such principal, interest, Make-Whole Amount, fees, obligations and liabilities being collectively referred to herein as the "Guaranteed Debt"), whether according to the present terms of the Guaranteed Debt or any change or changes in the terms, covenants and conditions of any of the Guaranteed Debt, now or at any time hereafter made or granted, or any earlier or accelerated date or dates for payment in the Guaranteed Debt. It is understood that this Guaranty is a continuing guarantee of the payment of the indebtedness represented by the Guaranteed Debt and shall remain in full force and effect until the indefeasible payment in full of the Guaranteed Debt or, with respect to any Guarantor, or the occurrence of a Release Event (as defined below). Each Guarantor agrees that all references in this Guaranty to Guaranteed Debt of the Company shall include any successor or assignee of the Company so long as this Guaranty remains in effect. For purposes of this Guaranty, a "Release Event" shall mean the date on which the evidence is delivered to a Holder that a Guarantor has been released in full from its guaranty in favor of the Company's senior bank lenders.

     2.   Waiver.  Each Guarantor waives notice of the acceptance of this
          ------
Guaranty and of the occurrence of any and all of the events described in Section
3. Each Guarantor further waives presentment, protest, notice, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof. Each Guarantor agrees that the time or place of payment of the Guaranteed Debt may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Company may be granted indulgences generally; that any of the provisions of the Notes or the Note Agreement may be modified, amended or waived; that any party liable for the payment thereof may be granted indulgences or released; and that any other party liable for the payment of the Guaranteed Debt or liable upon any security therefor may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Guaranteed Debt, all without notice to or further assent

                                   EXHIBIT B
by any Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     3.   Certain Rights of Holders.  The validity and enforceability of this
          -------------------------
Guaranty against each Guarantor shall not be impaired or affected by any of the following, whether occurring before or after receipt by the Holders of any notice of termination of this Guaranty: (a) any extension, modification, continuation or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt or any part thereof or any agreement relating thereto (other than any agreement between the Purchaser or any other Holder and one or more Guarantors specifically modifying or amending the terms of this Guaranty in accordance with Section 9) at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any Person with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto; (f) the application of payments received from any source to the payment of indebtedness of the Company or any Subsidiary other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though a Holder might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; or (g) any other circumstances which otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of the rights of a Holder against the Company, all whether or not any Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (g) of this paragraph. Each Guarantor agrees that such Guarantor's obligation to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever in the event any portion of the Guaranteed Debt is invalid or unenforceable against the Company, or by any impairment, modification, change, release or limitations of the liability of the Company or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar federal or state statute, or from the decision of any court.

                                   EXHIBIT B

     4.   Absolute Guaranty.  The obligations of each Guarantor under this
          -----------------
Guaranty are joint and several and are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, without limitation,
(i) any action or inaction by a Holder or any other circumstance contemplated in
Section 3; or (ii) the existence of any other guaranties of the Guaranteed Debt, whether or not such other guaranties have been acted upon in any way.

     5.   Primary Liability of Guarantors.  This Guaranty is a primary
          -------------------------------
obligation of each Guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Holders, or any of them, and each Guarantor hereby waives the right to require the Holders (or any of them) to proceed against the Company or any other person (including a co-guarantor) or to require the Holders (or any of them) to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent the Holders, or any of them, from suing on the Notes or the Note Agreement or from exercising any other rights available to it under the Notes or the Note Agreement and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Guarantor's obligations hereunder until the indefeasible payment in full of the Guaranteed Debt or, with respect to any Guarantor, the occurrence of a Release Event.

     6.   Continuing Guaranty, etc.  This Guaranty shall continue in full force
          -------------------------
and effect until the Guaranteed Debt is indefeasibly paid in full, notwithstanding any extensions, modifications, renewals or indulgences with respect to, or substitutions for, the Guaranteed Debt. Notwithstanding the foregoing, this Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Debt is rescinded or must otherwise be restored or returned by any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made. No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor or any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Holder would otherwise have. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or future notice or demand in similar or other circumstances or constitute a waiver of the rights of any

                                   EXHIBIT B

Holder to act in any circumstances without notice or demand. Credit may be granted or continued from time to time by the Holders to the Company without notice to or authorization from any Guarantor regardless of the Company's financial or other condition at the time of any such grant or continuation.

     7.   Maximum Liability of Guarantor.  Anything herein or in any other
          ------------------------------
document, instrument or agreement executed and delivered in connection herewith to the contrary notwithstanding, the maximum liability of a Guarantor hereunder as at any date of determination thereof shall in no event exceed such Guarantor's Maximum Guaranteed Amount (as defined below) as determined as of the date of the execution and delivery of this Guaranty (unless a later date shall be deemed by a court of competent jurisdiction to be applicable to the determination of the solvency of such Guarantor for purposes of any applicable federal or state fraudulent transfer, fraudulent conveyance or similar law governing debtors and the enforceability of debtors' obligations ("Applicable Insolvency Law"), in which event such other date shall apply), increased by any increase (but not decreased by any subsequent decrease) in such Guarantor's Maximum Guaranteed Amount, unless the inclusion of any such increase is contrary to any Applicable Insolvency Law. For the purpose of this paragraph, "Maximum Guaranteed Amount" shall mean the greater of (i) the aggregate amount of the Guaranteed Debt the proceeds of which are used to make a Valuable Transfer (as defined below) to such Guarantor and (ii) ninety-five percent (95%) of the Adjusted Net Worth (as defined below) of such Guarantor, provided that in no event shall the amount specified in this clause (ii) be an amount that would result in such Guarantor having unreasonably small capital, as such term is used in any Applicable Insolvency Law. For the purpose of this paragraph, "Valuable Transfer" shall mean the amount of (i) all loans, advances or capital contributions made to the Guarantor with proceeds of the Guaranteed Debt; (ii) all debt securities or other obligations of the Guarantor acquired from the Guarantor or retired by the Guarantor with proceeds of the Guaranteed Debt;
(iii) the fair market value of all property acquired with proceeds of the Guaranteed Debt and transferred, absolutely and not as collateral, to the Guarantor; (iv) all equity securities of the Guarantor acquired from the Guarantor with proceeds of the Guaranteed Debt; and (v) the value of any quantifiable economic benefits not included in clauses (i) through (iv), above, but includable in accordance with Applicable Insolvency Law, accruing to the Guarantor as a result of the Guaranteed Debt. For purposes of this paragraph, "Adjusted Net Worth" shall mean the excess of (i) the amount of the "present fair salable value" of the assets of the Guarantor as of the date of determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise", as of the date of determination, as such quoted terms are determined in accordance with Applicable Insolvency Law. In determining the Adjusted Net Worth of the Guarantor for purposes of calculating the

                                   EXHIBIT B

Maximum Guaranteed Amount for the Guarantor, the liabilities of the Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event include any amounts guaranteed by the Guarantor pursuant to clause (i) of the definition of Maximum Guaranteed Amount.

     8.   Successors; Assigns.  This Guaranty shall be binding upon each
          -------------------
Guarantor and its respective successors and permitted assigns and shall inure to the benefit of the Purchaser, each other Holder and their respective successors and assigns so long as such successor and assign holds a Note. Each Guarantor expressly waives notice of transfer or assignment of the Guaranteed Debt, or any part thereof, or of the rights of any Holder hereunder. Failure to give notice will not affect the liabilities of each Guarantor hereunder.

     9.   Amendment; Waiver.  This Guaranty may be amended only by an instrument
          -----------------
in writing executed jointly by the Guarantors and a majority in aggregate principal amount of outstanding Notes.

     10.  Note Agreement.  Each Guarantor acknowledges that an executed (or
          --------------
conformed) copy of the Note Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

     11.  Setoff.  In addition to, and without limitation of, any rights of the
          ------
Holders under applicable law, any indebtedness from such Holders to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset, upon the occurrence and continuance of a Default or Event of Default, and applied toward the payment of the obligations owing to such Holders, whether or not the Guaranteed Debt, or any part thereof, shall then be due.

     12.  Notices.  All notices and other communications hereunder shall be made
          -------
in the manner and with the effect provided in Section 11.2 of the Note Agreement, if to any Holder, at the address for notices specified in the Note Agreement, and, if to any Guarantor, to the address set forth below:

               c/o Material Sciences Corporation
               2200 East Pratt Boulevard
               Elk Grove Village, IL  60007
               Attention:  Chief Financial Officer

                                   EXHIBIT B

     13.  Choice of Law.  This Guaranty shall be construed in accordance with
          -------------
the internal laws (and not the law of conflicts) of the State of Illinois.

     14.  Expenses; Indemnity.  In addition to its Maximum Guaranteed Amount,
          -------------------
each Guarantor agrees to reimburse (to the extent the Holder is not so reimbursed by the Company or any other Guarantor) (i) each Holder for any costs and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for such Holder, which attorneys may be employees of such Holder) paid or incurred by such Holder in connection with any amendment and modification of this Guaranty and (ii) each Holder for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for such Holder, which attorneys may be employees of such Holder) paid or incurred by such Holder in connection with the collection and enforcement of this Guaranty. Each Guarantor further agrees to indemnify each Holder, and its directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Holder is a party thereto) which it may pay or incur arising out of or relating to this Guaranty, provided, however, that such Holder, and its directors, officers or employees, shall not have a right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct. The obligations of the Guarantors under this Section 14 shall survive the termination of this Guaranty.

     15.  Submission to Jurisdiction.  Each Guarantor hereby irrevocably submits
          --------------------------
to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Guaranty, the Note Agreement or the Notes. The Guarantors designate and appoint CT Corporation System, Chicago, Illinois as their lawful agent in the State of Illinois upon which may be served and which may accept and acknowledge, for and on behalf of each Guarantor all process in any action, suit or proceedings that may be brought against any Guarantor in any of the courts referred to in this Section 15 and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect, provided, however, that if said agency shall cease for any reason whatsoever, each Guarantor designates and appoints, without power or revocation, the Secretary of State of the State of Illinois to serve as its agent for service of process. If the Purchaser or any other holder of any Note shall cause process to be served upon any Guarantor by being served upon such agent, a copy of such process shall also be mailed to such Guarantor

                                   EXHIBIT B
by United States registered mail, first class postage prepaid, at such Guarantor's address set forth in Section 12.

     16.  Entire Agreement; Severability of Provisions.  This Guaranty
          --------------------------------------------
constitutes the entire agreement of the Guarantors with the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty are declared to be severable.

     17.  Captions.  Captions are for reference only and in no way limit the
          --------
terms of the Guaranty.

     18.  Counterparts.  This Guaranty may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. The failure of any Guarantor to execute a counterpart hereof shall not affect or impair the validity or enforceability of this Guaranty against any Guarantor executing this Guaranty.

     19.  Severability of Provisions.  Any provision in this Guaranty that is
          --------------------------
held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty are declared to be severable.

                                   EXHIBIT B

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                MSC Pinole Point Steel Inc.

                                MSC Pre Finish Metals Inc.

                                MSC Pre Finish Metals (EGV) Inc.

                                MSC Pre Finish Metals (MV) Inc.

                                MSC Pre Finish Metals (MT) Inc.

                                MSC Pre Finish Metals (PP) Inc.

                                MSC Laminates and Composites Inc.

                                MSC Laminates and Composites (EGV) Inc.

                                MSC Walbridge Coatings Inc.

                                MSC Specialty Films Inc.

                                Solar-Gard International, Inc.



                                By: /s/  James J. Waclawik, Sr.
                                    ---------------------------
                                Title: Vice President, Chief Financial Officer and Secretary

                                Signing on behalf of each of the foregoing
                                Guarantors

                                   EXHIBIT B

                                                                       EXHIBIT C
                                                                       ---------


                                LEGAL OPINIONS


     The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

     1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

     2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. The Subsidiary Guaranty has been duly authorized by proper corporate action on the part of each Subsidiary Guarantor, has been duly executed and delivered by an authorized officer of each Subsidiary Guarantor, and constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent the enforcement of the Subsidiary Guaranty may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes and the issuance and delivery of the Subsidiary Guaranty do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                                   EXHIBIT C

     5. The issuance and sale of the Notes, the execution and delivery of the Agreement and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

     6. The execution, delivery and performance of the Subsidiary Guaranty will not violate any provisions of the Certificates of Incorporation or By-Laws of the Subsidiary Guarantors.

     7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

The opinion of Gardner, Carton & Douglas also shall state that the legal opinion of Kirkland & Ellis, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes and the execution and delivery of the Agreement as the Purchasers may reasonably request.

                                       2

                                   EXHIBIT C